UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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DivX, Inc.

(Name of Registrant as Specified In Its Charter)

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DivX, Inc.

4780 Eastgate Mall

San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 11, 2010

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders 1 of DivX, Inc., a Delaware corporation (the “Company”). The meeting is to be held on Friday, June 11, 2010 at 10:00 a.m. local time at the Deutz Room of the Institute of the Americas, University of California, San Diego Campus, 10111 North Torrey Pines Road, La Jolla, CA 92037 for the following purposes:

1.	To elect as Class I directors to hold office until the 2013 Annual Meeting of Stockholders the following two nominees recommended by the Company’s Board of Directors: Christopher McGurk and James C. Brailean;

2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm for the Company for its fiscal year ending December 31, 2010; and

3.	To reapprove the Internal Revenue Code Section 162(m) performance criteria and award limits of the DivX, Inc. 2006 Equity Incentive Plan to permit the Company to continue to grant awards to our key officers that qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code; and

4.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that the e-proxy process will expedite stockholders’ receipt of proxy materials and lower the costs and reduce the environmental impact associated with our annual meeting. On or about April 30, 2010, we will be mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and Annual Report and vote online or by telephone. The Notice contains instructions on how you can (i) receive a paper copy of the Proxy Statement and Annual Report, if you only received the Notice by mail, or (ii) elect to receive your Proxy Statement and Annual Report over the Internet in future years, if you received them by mail this year.

The record date for the annual meeting is April 16, 2010. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

David J. Richter Secretary

San Diego, California

April 20, 2010

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, you may vote your shares either: (i) over the Internet or by telephone; or (ii) if you received a paper copy of these materials, by signing, dating and returning the proxy card as promptly as possible in order to ensure your representation at the meeting. If you are receiving these proxy materials by mail, a return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

[1]	This event is not sponsored by UCSD or by the Institute of the Americas.

DivX, Inc.

4780 Eastgate Mall

San Diego, California 92121

PROXY STATEMENT

FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2010

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

We have made these proxy materials available to you on the Internet because the Board of Directors of DivX, Inc. (sometimes referred to herein as the “Company” or “DivX”) is soliciting your proxy to vote at the 2010 Annual Meeting of Stockholders, including any adjournments or postponements of the meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. You do not need to attend the meeting to vote your shares.

We intend to mail the Notice on or about April 30, 2010 to all stockholders of record entitled to vote at the annual meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after May 11, 2010.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 16, 2010 will be entitled to vote at the annual meeting. On this record date, there were 32,889,398 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 16, 2010 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. To vote in person, come to the annual meeting and we will provide a ballot to you when you arrive. If you do not wish to vote in person or if you will not be attending the annual meeting, you can vote by proxy over the Internet, by mail or telephone by following the instructions provided in the proxy card you will receive from us.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 16, 2010 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice was forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account and we encourage you to do so. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•	Election of the two nominees recommended by our Board of Directors set forth in Proposal 1 to serve as Class I directors until our 2013 Annual Meeting of Stockholders;

•	Ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

•

Reapproval of the Internal Revenue Code Section 162(m) performance criteria and award limits of the DivX, Inc. 2006 Equity Incentive Plan to permit the Company to continue to grant awards to our key officers that qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•

If you do not wish to vote in person or if you will not be attending the annual meeting, you may vote by proxy. You can vote by proxy over the Internet, by mail or telephone by following the instructions provided in the proxy card that you will receive from us.

To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern time on June 10, 2010 to be counted.

To vote through the internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern time on June 10, 2010 to be counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice and voting instructions from that organization rather than from us. Please follow the voting instructions provided by your broker, bank or other agent to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy card.

We provide Internet and telephone proxy voting to allow you to vote your shares online or via telephone, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access or telephone calls, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 16, 2010.

What happens if I do not make specific voting choices?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board of Directors or if you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares held in “street name” and you do not provide the organization that holds your shares with specific instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform our Inspector of Elections that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” When our Inspector of Elections tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the Notice.

Who is paying for this proxy solicitation?

We will pay the entire cost of soliciting proxies. Our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares are registered in more than one name or are registered in different accounts. To ensure that all of your shares are voted, please vote over the Internet by following the instructions provided in the Notice, or if you are receiving a full set of printed copies of the proxy materials by mail, you may also vote by the Internet, by mail or by telephone. If some of your shares are held in “street name,” you should receive voting instructions from that organization rather than from us. Please follow the voting instructions provided by your broker, dealer or other similar organization to ensure that your vote is counted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are a stockholder of record, you may vote again at a later date on the Internet or by telephone prior to 11:59 p.m. Eastern time on June 10, 2010 (only your latest Internet or telephone proxy submitted prior to the meeting will be counted), or by signing and returning a new proxy card with a later date. You may also change your vote by attending the annual meeting in person. Your attendance at the annual meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked. You may also send a timely written notice that you are revoking your proxy to DivX’s Secretary at 4780 Eastgate Mall, San Diego, California 92121, Attn: Secretary.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank regarding how to change your vote or revoke your proxy.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 21, 2010 to DivX’s Secretary at 4780 Eastgate Mall, San Diego, California 92121, Attn: Secretary. If you wish to submit a proposal that is not to be included in next year’s proxy materials, or wish to nominate a director, you must do so by March 13, 2011 but no earlier than February 11, 2011. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. You may view our Bylaws by visiting our Internet website at http://investors.divx.com/documents.cfm.

How are votes counted?

Votes will be counted by the Inspector of Elections appointed for the meeting, who will separately count “For” and “Withhold” votes and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes with respect to proposals other than the election of directors. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

How many votes are needed to approve each proposal?

•

For the election of directors, the two Class I nominees receiving the most “For” votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “For” or “Withheld” will affect the outcome.

•

To be approved, Proposal No. 2, the ratification of Ernst & Young LLP as the independent registered public accounting firm for the Company, must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•

To be approved, Proposal No. 3, the reapproval of the Internal Revenue Code Section 162(m) performance criteria and award limits of the DivX, Inc. 2006 Equity Incentive Plan to permit the Company to continue to grant awards to our key officers that qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, must receive a “For” vote from at least a majority of the shares represented and voting either in person or by proxy on Proposal No. 3 at the Annual Meeting. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares are present at the meeting in person or represented by proxy. On April 16, 2010, the record date, there were 32,889,398 shares outstanding and entitled to vote. Thus, the holders of 16,444,700 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in a current report on Form 8-K within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors presently has six members and is divided into three classes, designated Class I, Class II and Class III. Each class has a three-year term. Unless the Board of Directors determines by resolution that any vacancies on the Board of Directors or newly created directorships shall be filled by stockholders, vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified.

The term of office of the two Class I directors expires in 2010. Mr. McGurk and Dr. Brailean are currently serving as members of our Board of Directors. Mr. McGurk was elected by our stockholders at the annual meeting of stockholders held in June 2007. Dr. Brailean was appointed to serve as a director by our Board of Directors in June 2008 following recommendation by our Nominating and Corporate Governance Committee. If elected at the annual meeting, each of these nominees would serve until the 2013 annual meeting and until his successor is elected and has qualified, or, if sooner, until the director’s death, resignation or removal. It is our policy to invite directors and nominees for director to attend the annual meeting. Two of DivX’s directors attended the 2009 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by DivX’s management. Each person nominated for election has consented to be named in this proxy statement and agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

NOMINEES

The following is a brief biography of each nominee and each director whose term will continue after the annual meeting and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director, as of the date of this proxy statement.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2013 ANNUAL MEETING

Christopher McGurk

Christopher McGurk, age 53, has been a member of our Board of Directors since January 2006. Since November 2006, Mr. McGurk has served as the Chief Executive Officer for Overture Films, a motion picture studio. Since May 2008, Mr. McGurk has also served as Chief Executive Officer for Anchor Bay Entertainment, an entertainment company primarily engaged in DVD distribution. From April 2006 to November 2006, Mr. McGurk served as Senior Advisor, New Ventures with IDT Entertainment, an entertainment company. From 1999 to 2005, Mr. McGurk served as Vice Chairman and Chief Operating Officer of Metro-Goldwyn-Mayer, an entertainment company. Mr. McGurk’s previous experience includes key management positions at Universal Pictures and Walt Disney Studios, each an entertainment company, Pepsico, a beverage company, and PriceWaterhouseCoopers, an accounting and consulting firm. Mr. McGurk serves on the board of directors of BRE Properties, a real estate investment trust, and previously served on the board of directors of DIC Entertainment Holdings, Inc., an entertainment company. Mr. McGurk received an M.B.A. from the University of Chicago and a B.S. in Accounting from Syracuse University.

Mr. McGurk has a broad base of experience in the entertainment industry, ranging from his service with Universal Pictures, Walt Disney Studios and Metro-Goldwyn-Mayer to his current positions at Overture Films and Anchor Bay Entertainment. The Nominating and Corporate Governance Committee believes that this experience enables Mr. McGurk to make significant contributions to the Board of Directors, especially as it relates to providing important insights with respect to the Company’s operations in connection with the entertainment industry and premium content distribution.

James C. Brailean, Ph.D

James Brailean, Ph.D, age 48, has been a member of our Board of Directors since June 2008. In 1998, Dr. Brailean co-founded PacketVideo Corporation, a multimedia communications company, where he has served as Chief Executive Officer since January 2002. Since April 2009, Dr. Brailean has also served as the Chief Executive Officer of NextWave Wireless, Inc., a mobile broadband and multimedia technology company, where he had previously served as the Chief Executive Officer of the Mobile Products Division since July 2005. Dr. Brailean also currently serves on the board of directors of NextWave Wireless, Inc. Prior to co-founding PacketVideo, Dr. Brailean was a principal staff engineer within Motorola Corporate Research and Development Laboratories in Chicago, Illinois, where he managed the Advanced Video Algorithm Group, which was responsible for the design and development of advanced video compression and imaging algorithms. Prior to his time at Motorola, Dr. Brailean worked as a communication system engineer for Hughes Aircraft, Space and Communications Group. Dr. Brailean received his doctorate of philosophy in electrical engineering from Northwestern University. He holds a M.S. in electrical engineering from the University of Southern California and a B.S. in electrical engineering from the University of Michigan.

Dr. Brailean has a depth of experience in the mobile technology field through his work with NextWave Wireless Inc. and PacketVideo Corporation. The Nominating and Corporate Governance Committee believes that Dr. Brailean’s experience in the mobile technology industry allows him to make valuable contributions to the Board of Directors and that his work in developing video compression technologies in his prior employment with Motorola Corporate Research and Development Laboratories positions him to contribute important technological experience and expertise to the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2011 ANNUAL MEETING

Frank Creer

Frank Creer, age 46, has been a member of our Board of Directors since August 2000. Mr. Creer is a founder and Managing Director of Zone Ventures, an early stage venture capital fund founded in 1998 and a founder and Managing Director of Opteris Funds, a venture capital fund founded in June 2009. Mr. Creer was also a partner and founder of Wasatch Venture Fund, an early stage venture capital fund founded in 1994. He also worked for Bonneville Pacific Corp., a developer of co-generation power projects, where he developed both financial and economic feasibility studies for proposed power projects. In addition to DivX, Mr. Creer currently serves on the boards of directors of OnMeta, Inc., an entertainment content search company, emWare, Inc., an electronic device company, Vizional Technologies, Inc., a software company, and Zkey, a software company. He also serves on the board of directors of the Lassonde New Business Development Center at the University of Utah. He received a B.A. in Finance from the University of Utah in 1991.

As a founder and Managing Director of Zone Ventures and as a founder and former partner at Wasatch Venture Fund, Mr. Creer has years of experience investing in and working with technology companies. The Nominating and Corporate Governance Committee believes that Mr. Creer’s experience working with a range of technology companies has given him unique insights into the technology sector, positioning him to provide significant contributions to the Board of Directors.

Kevin C. Hell

Kevin Hell, age 46, has served as our Chief Executive Officer and as a member of our Board of Directors since October 2007. From July 2007 to October 2007, Mr. Hell served as our Acting Chief Executive Officer. Between 2002 and 2007, Mr. Hell held a number of management positions with us including Chief Marketing Officer and Managing Director, Chief Operating Officer, CXO for Partners and Licensing, and President. From July 2001 to May 2002, Mr. Hell served as Senior Vice President of Product Management in the Solutions Group of Palm, a handheld solutions company. From May 1999 to May 2001, Mr. Hell was Vice President of the Connected Home division and Vice President of Corporate Strategy at Gateway Computer, a personal computer manufacturing company. From May 1991 to May 1999, Mr. Hell worked in the Los Angeles office of the Boston Consulting Group, a management consulting firm. Mr. Hell received an M.B.A. from The Wharton School, and a master’s degree in Aeronautics and Astronautics and a B.S. in Mechanical Engineering from Stanford University.

The Nominating and Corporate Governance Committee believes that Mr. Hell’s position as Chief Executive Officer of DivX allows him to bring important insights to the Board of Directors about the day-to-day operations of the Company. Further, the Nominating and Corporate Governance Committee believes that Mr. Hell’s breadth of experience with DivX and other technology companies qualifies him to make valuable contributions to the Board of Directors.

Jérôme J.P. Vashisht-Rota

Jérôme J.P. Vashisht-Rota, age 36, is a co-founder of DivX and has been a member of our Board of Directors since August 2006. Since April 2009, Mr. Rota has served as VP, Product for Parentella, Inc., a company that provides online resources for parents and educators. From February 2008 until February 2009, Mr. Vashisht-Rota served as DivX’s Vice President of Creative, Brand, and Community. From March 2007 to February 2008, Mr. Vashisht-Rota served as our Vice President of Media Experience. From November 2005 to March 2007, Mr. Vashisht-Rota served as our Director of Community Initiatives. From January 2005 to November 2005, Mr. Vashisht-Rota served as our Product Strategist. From February 2004 to January 2005, Mr. Vashisht-Rota served as our Product Manager. From March 2002 to February 2004, Mr. Vashisht-Rota served as our Codec Team Leader. From September 2001 to March 2002, Mr. Vashisht-Rota served as our DivX Guru and Digital Video Specialist. Mr. Vashisht-Rota received a B.A. in Entertainment Arts, Picture, Cinema and Audio-Visual from the Paul-Valery University, Montpellier and an Associate Degree in Electric Engineering and Industrial Computing from the University Institute of Technology, Montpellier.

As a co-founder of DivX, Mr. Vashisht-Rota is knowledgeable with respect to the Company’s core compression technology. The Nominating and Corporate Governance Committee believes that Mr. Rota’s knowledge of the Company’s technology as well as his understanding of the DivX community provide him with a unique set of skills that enable him to provide valuable contributions to the Board of Directors.

DIRECTOR CONTINUING IN OFFICE UNTIL THE 2012 ANNUAL MEETING

Fred Gerson

Fred Gerson, age 59, has been a member of our Board of Directors since March 2005. Since July 2001, Mr. Gerson has been employed by the San Diego Padres, a major league baseball club, first as Senior Vice President & Chief Financial Officer and since April 2003 as Executive Vice President & Chief Financial Officer. Mr. Gerson was the interim Chief Financial Officer of Peregrine Systems, a provider of enterprise software, from May 2002 through July 2002, while maintaining his responsibilities with the Padres. His prior history includes chief financial officer positions at Maxis, Marimba, Peter Norton Computing, each a software company, and the coin-operated games division of Atari, a gaming company. Mr. Gerson is a director of Burlington Assurance Exchange Society, Major League Baseball’s captive insurance entity and Authentify, Inc., a closely held software company. Mr. Gerson received an M.B.A. from New York University and a B.A. in Economics from Brooklyn College.

The Nominating and Corporate Governance Committee believes that Mr. Gerson brings important financial skills to the DivX Board of Directors as well as to the Audit Committee of the Board of Directors in which role he has been designated as an audit committee financial expert pursuant to applicable SEC rules. In addition to Mr. Gerson’s financial skill set, the Nominating and Corporate Governance Committee believes that Mr. Gerson’s prior service as chief financial officer of multiple software companies, including four public companies, gives him valuable experience in the technology sector that enables him to make valuable contributions to the Board of Directors.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board of Directors consults with our legal counsel to ensure that the Board of Directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent registered public accounting firm, the Board of Directors has affirmatively determined that the following four current directors are independent directors within the meaning of the applicable NASDAQ listing standards: Messrs. Creer, Gerson and McGurk and Dr. Brailean. The Board of Directors also previously determined that our former directors, Alex Vieux and Jerry Murdock, were independent directors within the meaning of the applicable NASDAQ listing standards. In making these determinations, the Board of Directors found that none of these directors, former directors or nominees for director had a material or other disqualifying relationship with us. Mr. Hell, our Chief Executive Officer, and Mr. Vashisht-Rota, our former Vice President Creative, Brand & Community, are not independent directors by virtue of their current and, in the case of Mr. Vashisht-Rota, prior, employment with us.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met eight times during fiscal year 2009. Each member or our Board of Directors attended 75% or more of the aggregate meetings of the Board of Directors, as well as the respective committee meetings, that were held during the period for which he was a director or committee member.

As required under applicable NASDAQ listing standards, our independent NASDAQ directors regularly meet in scheduled executive sessions at which only independent directors are present.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

We do not currently have a Chairman of the Board. Per our Bylaws, in the absence of a Chairman of the Board, the Chief Executive Officer presides over the meetings of the Board of Directors. The Board of Directors believes that its leadership structure has encouraged participation by all members of the Board of Directors and had allowed different directors to bring leadership to various initiatives.

In addition, our corporate governance guidelines provide for the appointment of a rotating lead independent director who may serve for up to two years before the role of lead independent director is assigned to another independent director. Although a lead independent director has not yet been appointed, the Board of Directors intends to appoint a lead independent director because it believes that such a position will help to reinforce the independence of the Board of Directors as a whole. Duties and responsibilities of the lead independent director include approving agendas and meeting schedules for regular Board meetings and presiding over Board meetings, presiding over and establishing the agendas for executive sessions and other meetings of the independent directors, acting as liaison between the Chief Executive Officer and the independent directors, presiding over any portions of Board meetings at which the evaluation or compensation of the Chief Executive Officer is presented or discussed and, as appropriate upon request, acting as a liaison to stockholders. In addition, it is the responsibility of the lead independent director to coordinate between the Board of Directors and management with regard to the determination and implementation of responses to any problematic risk management issues. As a result, we believe that the lead independent director can help ensure the effective independent functioning of the Board of Directors in its oversight responsibilities. Also, we believe that the individual who serves as lead independent director will be better positioned to build a consensus among directors and to serve as a conduit between the other independent directors and management, for example, by facilitating the inclusion of matters of concern to independent directors on meeting agendas.

One of the Board of Directors’ key functions is informed oversight of the Company’s risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken or will take to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board of Directors as quickly as possible. The Board of Directors intends to delegate to the lead independent director the responsibility of coordinating between the Board of Directors and management with regard to the determination and implementation of responses to any problematic risk management issues.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has three committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal year 2009 for each of the committees of our Board of Directors:

Name	Audit	Compensation	Nominating and Corporate Governance
Kevin C. Hell
James Brailean, Ph.D		X	X
Frank Creer (Chair: Compensation Committee)****	X	X
Fred Gerson (Chair: Audit Committee)***	X		X
Christopher McGurk (Chair: Nominating and Corporate Governance Committee)***	X		X
Jerry Murdock*		X
Jérôme J.P. Vashisht-Rota
Alex Vieux**		X	X
Total meetings in fiscal 2009	7	8	4

*	Mr. Murdock resigned as a member of our Board of Directors effective December 31, 2009.
**	Mr. Vieux was appointed to serve on the Compensation Committee and the Nominating and Corporate Governance Committee of the Board of Directors on March 5, 2009 and was elected by the stockholders in June, 2009. Mr. Vieux resigned as a member of our Board of Directors effective February 18, 2010.
***	Messrs. Gerson and McGurk were appointed to serve as members of the Compensation Committee in February 2010.
****	Mr. Creer was appointed to serve as a member of the Nominating and Corporate Governance Committee in February 2010.

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would impair his individual exercise of independent judgment.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board of Directors in November 2005 in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), to oversee our corporate accounting and financial reporting processes and audits of its financial statements. The functions of the Audit Committee include, among other things:

•	reviewing and pre-approving the engagement of an independent registered public accounting firm to perform audit services and any other permissible non-audit services;

•	reviewing our annual and quarterly financial statements and reports and discussing the statements and reports with our independent registered public accounting firm and management;

•

reviewing with our independent registered public accounting firm and management significant issues that arise regarding accounting principles and financial statement presentation, and matters concerning the adequacy and effectiveness of our financial controls; and

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters.

The Audit Committee is composed of three directors: Messrs. Creer, Gerson and McGurk. The Audit Committee met seven times during the 2009 fiscal year. The Board of Directors has adopted a written charter of the Audit Committee that is available to stockholders on our website at http://investors.divx.com/documents.cfm.

The Board of Directors reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards). The Board of Directors has also determined that Mr. Gerson qualifies as an “audit committee financial expert,” as defined in applicable SEC rules.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2009 with the Company’s management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Frank Creer

Fred Gerson

Christopher McGurk

This Report is not “soliciting material” and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee

The Compensation Committee was established by the Board of Directors in November 2005 and is currently composed of four directors: Messrs. Creer, Gerson and McGurk and Dr. Brailean. All members of our Compensation Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Compensation Committee met eight times during fiscal year 2009. In addition, Compensation Committee matters were also addressed during several regularly scheduled meetings of the Board of Directors during 2009. The Board of Directors has adopted a written charter of the Compensation Committee that is available to stockholders on our website at http://investors.divx.com/documents.cfm.

The functions of the Compensation Committee include, among other things:

•	reviewing and suggesting corporate performance goals and objectives relative to the compensation of our executive officers;

•	recommending to the Board of Directors the type and amount of compensation to be paid or awarded to Board members;

•	evaluating and recommending to the Board of Directors the compensation plans and programs advisable for us, as well as modification or termination of existing plans and programs;

•	establishing policies with respect to equity compensation arrangements; and

•

reviewing and recommending to the Board of Directors the terms of any employment agreements, severance arrangements, change-in-control protections and any other compensatory arrangements for our executive officers.

Each year, the Compensation Committee also reviews with management our Compensation Discussion and Analysis and considers whether to recommend that it be included in proxy statements and other filings.

Compensation Committee Processes and Procedures

The Compensation Committee meets on a regular basis to review and recommend to the full Board of Directors executive compensation and to determine compensation policies. In addition, Compensation Committee matters are frequently addressed during regularly scheduled meetings of the Board. The agenda for each meeting is usually developed by our Chief Financial Officer in consultation with the Compensation Committee. The Compensation Committee also meets regularly in executive session. However, various members of management and other employees may be invited from time to time by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain and terminate compensation consultants to assist in its evaluation of chief executive officer, senior executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees, as appropriate.

During the past fiscal year, the Compensation Committee subscribed to two services, Radford, an Aon Consulting Company, and Culpepper Compensation and Benefits Surveys, which provide information regarding executive cash compensation practices. These services provide data regarding executive cash compensation broken out by company size (revenue), industry type and geography. The Compensation Committee engaged these service providers to assist in evaluating the effectiveness of our existing compensation strategy and practices and in refining our compensation strategy and practices.

In addition, during the past fiscal year the Compensation Committee engaged Compensia, Inc. (“Compensia”) to act as its independent compensation consultant. The Compensation Committee engaged Compensia to provide its analysis of the Company’s existing compensation strategy and practices and to assist the Compensation Committee in modifying our compensation program for executive officers, as needed, in order to better achieve our objectives. As part of its engagement, Compensia was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Compensia gathered information and data on the pay practices of peer companies and calculated percentile thresholds for various pay components for each position held by our executive officers. The Compensation Committee used the information provided by Compensia to assist in its compensation decisions.

Typically, the Compensation Committee makes adjustments to annual compensation and recommends the performance levels and bonus awards for our annual Executive Cash Bonus Plan at one or more meetings held during the first quarter of the year. However, the Compensation Committee also regularly considers matters related to compensation for existing executives and new executive hires, as well as high-level strategic issues, such as the effectiveness of our compensation strategy and potential modifications to that strategy, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, and analyses of executive and director compensation paid at other companies identified by third party services.

The specific determinations of the Compensation Committee with respect to executive compensation for fiscal year 2009 are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.

Compensation Committee Interlocks and Insider Participation

Messrs. Creer, Murdock and Vieux and Dr. Brailean served as the members of the Compensation Committee for the fiscal year ended December 31, 2009. Messrs. Gerson and McGurk were appointed to serve on the Compensation Committee in February 2010. No member of the Compensation Committee has ever been an executive officer or employee of ours. None of our executive officers currently serves, or has served during the last completed year, on the Compensation Committee or Board of Directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or the Compensation Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

James Brailean

Frank Creer

Fred Gerson

Christopher McGurk

This Report is not “soliciting material” and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference, and shall not otherwise be deemed filed under such Acts.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee was established by the Board of Directors in July 2006 and met four times during fiscal year 2009. The Nominating and Corporate Governance Committee is composed of four directors: Messrs. Creer, Gerson and McGurk and Dr. Brailean. Messrs. Gerson, Murdock and Vieux and Dr. Brailean served as the members of the Nominating and Corporate Governance Committee for the fiscal year ended December 31, 2009. Mr. Creer was appointed to serve on the Nominating and Corporate Governance Committee in February 2010. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Board of Directors has adopted a written charter of the Nominating and Corporate Governance Committee that is available to stockholders on our website at http://investors.divx.com/documents.cfm.

The functions of the Nominating and Corporate Governance Committee include, among other things:

•	reviewing, discussing and assessing the performance of the Board of Directors and its committees;

•	evaluating director performance on the Board of Directors and applicable committees of the Board;

•	evaluating and recommending individuals for membership on the Board;

•	evaluating nominations by stockholders of candidates for election to the Board;

•	reviewing our policy statements to determine adherence to our Code of Business Conduct and Ethics; and

•	considering questions regarding possible conflicts of interest of directors as such questions arise.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and should possess the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, our operating requirements, and the long-term interests of our stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board of Directors and us, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of legal counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.

Although the Company does not currently have a specific policy with respect to diversity of its directors, as discussed above diversity is one of the characteristics the Nominating and Corporate Governance Committee and the Board of Directors as a whole value in members of the Board of Directors. DivX believes that diversity of viewpoints, education, background and experience are important to the success of our Board of Directors and the Company as a whole.

At this time, the Nominating and Corporate Governance Committee does not have a policy with regard to the consideration of director candidates recommended by stockholders. The Nominating and Corporate Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board of Directors.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Our Board of Directors has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with our Board of Directors or an individual director may send a written communication to the Board or such director c/o DivX, Inc., 4780 Eastgate Mall, San Diego, California 92121, Attn: Secretary. Each communication must set forth the name and address of the DivX stockholder on whose behalf the communication is sent and the number of DivX shares that are owned beneficially by such stockholder as of the date of the communication. Each communication will be reviewed by DivX’s Secretary to determine whether it is appropriate for presentation to the Board of Directors or the particular director to which it is addressed. The purpose of this screening is to allow the Board of Directors to avoid having to consider irrelevant or inappropriate communications (such as advertisements and solicitations). Communications determined by the Secretary to be appropriate for presentation to the Board of Directors or a particular director will be submitted to the Board of Directors or such director on a periodic basis. All communications directed to the Audit Committee in accordance with our Open Door Policy on Reporting Complaints Regarding Accounting and Auditing Matters will generally be forwarded to the compliance officer designated by the Audit Committee to receive and review such communications. Our Open Door Policy on Reporting Complaints Regarding Accounting and Auditing Matters is available on our website at http://investors.divx.com/documents.cfm.

CODE OF ETHICS

We have adopted the DivX, Inc. Code of Business Conduct and Ethics that applies to all officers, directors, consultants and employees. The Code of Business Conduct and Ethics is available on our website at http://investors.divx.com/documents.cfm. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited our financial statements since 2002. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor our other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on Proposal 2 and will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether Proposal 2 has been approved.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

In connection with the audit of the 2009 financial statements, we entered into an engagement agreement with Ernst & Young LLP which sets forth the terms by which Ernst & Young LLP will perform audit services for us. That agreement is subject to alternative dispute resolution procedures.

The following table represents aggregate fees billed to us by our independent registered public accounting firm, Ernst & Young LLP, for the fiscal years ended December 31, 2009 and December 31, 2008.

	Fiscal Year Ended (in thousands)
	2009	2008
Audit Fees (1)	$604	$796
Audit-Related Fees (2)	32	64
Tax Fees (3)	208	217
All Other Fees (4)	2	1

Total Fees	$846	$1,078

All fees described above were approved by the Audit Committee.

(1)	Audit Fees consist of fees billed for professional services rendered for the audits of our consolidated annual financial statements and our internal controls over financial reporting, the review of the interim consolidated financial statements included in quarterly reports, and services normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements. Audit Fees also consist of fees for services associated with SEC registration statements and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g. comfort letters and consents).

(2)	Audit-Related Fees consist of fees for accounting and advisory services in connection with the application of existing and newly issued accounting pronouncements, accounting consultations and due diligence performed in connection with a potential acquisition.
(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding international, federal, and state tax compliance, acquisitions and international tax planning.
(4)	Other Fees consist of fees for subscription services to an online accounting and tax information service.

PRE-APPROVAL POLICIES AND PROCEDURES.

The Audit Committee has adopted a policy and procedure for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

REAPPROVAL OF THE INTERNAL REVENUE CODE SECTION 162(m) PERFORMANCE CRITERIA AND AWARD LIMITS OF THE DIVX, INC. 2006 EQUITY INCENTIVE PLAN TO PRESERVE OUR ABILITY TO CONTINUE TO GRANT AWARDS TO OUR KEY OFFICERS THAT QUALIFY AS PERFORMANCE-BASED COMPENSATION UNDER SECTION 162(m) OF THE INTERNAL REVENUE CODE.

Prior to DivX’s initial public offering in 2006, DivX’s Board of Directors and stockholders approved the DivX, Inc. 2006 Equity Incentive Plan (the “2006 Plan”). In March 2010, our Board of Directors directed us to submit certain terms of the 2006 Plan to our stockholders for reapproval for purposes of enabling us to continue to grant awards to our key officers that qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), as described below. The material terms of the 2006 Plan are described below. No changes are being proposed with regard to the terms of the 2006 Plan at this time.

Section 162(m) of the Code denies a tax deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation paid to a covered employee exceeds $1 million. Our covered employees are our Chief Executive Officer, and our three other most highly compensated officers (other than our Chief Financial Officer). If compensation qualifies as “performance-based” for Section 162(m) purposes, a corporation may deduct it for federal income tax purposes even if it exceeds $1 million in a single year. In order to permit us to grant future awards under the 2006 Plan to our covered employees that qualify as “performance-based” compensation for Section 162(m) purposes, our stockholders must approve the provisions to the 2006 Plan that specify the types of performance criteria that may be used as performance factors under the 2006 Plan and its limitations on the maximum number of shares subject to any performance equity award and maximum dollar amount of any cash performance award that may be granted to any individual in any single year. If DivX does not seek reapproval of the Section 162(m) performance criteria and maximum award limitations of the 2006 Plan at this Annual Meeting, it is possible that certain “performance-based” compensation including compensation attributable to stock options that are granted to covered employees after the date of this Annual Meeting, when combined with all other types of compensation received by a covered employee from DivX, may exceed the $1 million limitation in any given year. Stockholders should note that DivX is not requesting in this proposal that additional shares of DivX common stock be added to our share reserve for issuance under the 2006 Plan.

Certain kinds of compensation, including qualified “performance-based” compensation, are disregarded for purposes of the Section 162(m) $1 million deduction limitation. In accordance with Treasury Regulations issued under Section 162(m) of the Code, generally, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation, provided that, among other things, the maximum number of shares subject to the award that may be granted to any employee during a specified period is approved by the stockholders of the publicly held corporation (the “Section 162(m) Share Limit”). Compensation attributable to performance stock awards and performance cash awards may qualify as “performance-based” compensation, provided that, among other things, the material terms of the performance goals and the maximum dollar amount of any cash performance award that may be granted to any individual in any single year (the “Section 162(m) Performance Goals” and, together with the Section 162(m) Share Limit, the Section 162(m) Provisions) are approved by the stockholders of the publicly held corporation before the compensation is paid. Under applicable tax law, equity incentive plans that were in existence prior to an initial public offering do not (absent a material modification of the plan) need to seek this stockholder approval for a period of time after its initial public offering. For DivX, the deadline to receive approvals described above is the 2010 Annual Meeting. Therefore, in order to enable DivX to grant stock options, stock appreciation rights, performance stock awards and performance cash awards or other qualified performance-based compensation to covered employees under the 2006 Plan after the Annual Meeting that is fully deductible to DivX under Section 162(m) of the Code, DivX’s stockholders must reapprove the Section 162(m) Provisions at the Annual Meeting. DivX therefore requests that its stockholders reapprove the Section 162(m) Provisions. If our stockholders do not re-approve the Section 162(m) Provisions, following the 2010 Annual Meeting we may not grant “performance-based” compensation awards under the 2006 Plan to our covered employees.

DivX’s Board of Directors believes that it would be in the best interests of DivX and its stockholders to allow for the grant of tax deductible stock options, stock appreciation rights, performance stock awards and performance cash awards and other qualified performance-based compensation to its covered employees. As described below in our Compensation Discussion and Analysis, performance-based compensation and equity compensation are important elements of our executive compensation program that we believe are necessary to retain executive officers and to incentivize them to build long-term stockholder value, and to align the interests of our executive officers with our stockholders. Accordingly, the Board of Directors recommends that you vote in favor of this Proposal No. 3. If DivX’s stockholders fail to approve this Proposal No. 3, the 2006 Plan will remain in effect, but following the 2010 Annual Meeting we may not grant “performance-based” compensation awards under the 2006 Plan to our covered employees. Accordingly, the Board of Directors urges stockholders to vote “FOR” this Proposal No. 3.

Stockholder approval of this Proposal No. 3 requires a “FOR” vote from at least a majority of the shares represented and voting either in person or by proxy at the Annual Meeting on this Proposal No. 3. Abstentions will be counted toward the tabulation of votes cast on Proposal 3 and will have the same effect as an “Against” vote. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether Proposal 3 is approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

2006 Equity Incentive Plan

Overview. We adopted the 2006 Plan, in July 2006, to become effective on the date immediately following the completion of our initial public offering. The 2006 Plan was adopted to aid DivX in attracting and retaining the services of employees, directors and consultants and to provide incentives for such persons to exert maximum efforts for the success of DivX and its affiliates. As of the record date, DivX had 361 full time and part time employees, five non-employee directors and 31 consultants. The 2006 Plan will terminate in July 2016, unless our board of directors terminates it earlier. The 2006 Plan provides for the grant of the following:

•	incentive stock options, which may be granted solely to our employees, including our executive officers; and

•

nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards, performance cash awards and other stock awards, which may be granted to our directors, consultants or employees, including our executive officers.

Section 162(m) Plan Provisions

Section 162(m) Share Limit and Performance Goals. The maximum amount to be received by any individual in any calendar year attributable to “performance-based compensation” awards granted under the 2006 Plan may not exceed 10,000,000 shares of our common stock, in the case of performance stock awards, or $10,000,000, in the case of performance cash awards. To the extent permitted by applicable law and the applicable award agreement, our Board of Directors may determine that cash may be used in payment of performance stock awards and that our common stock authorized under the 2006 Plan may be used in payment of performance cash awards.

Section 162(m) Performance Criteria. Performance goals under the 2006 Plan shall be determined by our Board of Directors based on any one or more of the following performance criteria: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre-tax profit; (xiv) operating cash flow; (xv) sales or revenue targets; (xvi) increases in revenue or product revenue; (xvii) expenses and cost reduction goals; (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash flow; (xxii) cash flow per share; (xxiii) share price performance; (xxiv) debt reduction; (xxv) implementation or completion of projects or processes; (xxvi) customer satisfaction; (xxvii); stockholders’ equity; and (xxviii) other measures of performance selected by the Board of Directors to the extent that the particular award is not designed to comply with Section 162(m) of the Code.

Setting of Performance Goals. In granting a “performance-based” compensation award, the Board of Directors will set a period of time over which the attainment of one or more goals will be measured for the purpose of determining whether the award recipient has a vested right in or to such award. Within the time period prescribed by Section 162(m) of the Code, the Board of Directors may establish the performance goals based upon one or more pre-established performance criteria described in the immediately preceding paragraph. As soon as administratively practicable following the end of the performance period, the Board of Directors will determine whether the performance goals have been satisfied.

The Board of Directors is authorized to determine whether, when calculating the attainment of performance goals for a performance period: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Board of Directors retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals.

Compensation attributable to performance-based awards under the 2010 Plan will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied.

Other Provisions of the 2006 Plan

Share reserve. An aggregate of 5,900,000 shares of our common stock were initially authorized for issuance under our 2006 Plan. The 2006 Plan provides that the share reserve under the 2006 Plan automatically increases from time to time by the number of shares of our common stock that are issuable pursuant to options outstanding under our 2000 Equity Incentive Plan (the “2000 Plan”) as of immediately following the completion of our initial public offering in 2006 that thereafter become available for future grant under the 2000 Plan. In addition, this amount is automatically increased annually on January 1, from 2007 until 2016, by the lesser of (a) 5% of the aggregate number of shares of common stock outstanding on December 31 of the preceding year or (b) 5,000,000 shares of common stock. However, our Board of Directors has the authority to designate a smaller number of shares by which the authorized number of shares of common stock under the 2006 Plan be increased. Shares of our common stock subject to options and other stock awards that have expired or otherwise terminate under the 2006 Plan without having been exercised in full will again become available for grant under the 2006 Plan. Shares of our common stock issued under the 2006 Plan may include previously unissued shares or reacquired shares bought on the market or otherwise. If any shares of our common stock subject to a stock award are not delivered to a participant because such shares are withheld for the payment of taxes or the stock award is exercised through a net exercise, then the number of shares that are not delivered to the participants again become available for grant under the 2006 Plan. If the exercise of any stock award is satisfied by tendering shares of our common stock held by the participant, then the number of shares tendered again become available for grant under the 2006 Plan. The maximum number of shares of our common stock that may be issued under the 2006 Plan subject to incentive stock options is 5,900,000 shares plus the automatic annual increases described above.

Administration. The 2006 Plan is administered by our Board of Directors, which may in turn delegate authority to administer the plan to a committee. Subject to the terms of the 2006 Plan, our Board of Directors or its authorized committee determines recipients, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, our Board of Directors or its authorized committee also determines the exercise price of options granted under the 2006 Plan and may reprice those options, including by reducing the exercise price of any outstanding option, canceling an option in exchange for cash or another equity award or any other action that is treated as a repricing under generally accepted accounting principles. Subject to the terms of the 2006 Plan, our Board of Directors may delegate to one or more of our executive officers the authority to grant stock awards to our other executive officers and employees. Such executive officer would be able to grant only the total number of stock awards specified by our Board of Directors and such executive officer would not be allowed to grant a stock award to himself or herself.

Stock options. Stock options are granted pursuant to stock option agreements, and can be incentive stock options that qualify for favorable tax treatment under Section 422 of the Code for their recipients and nonqualified stock options. Generally, the exercise price for stock options cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2006 Plan vest at the rate specified in the option agreement. A stock option agreement may provide for early exercise prior to vesting. Unvested shares of our common stock issued in connection with an early exercise may be repurchased by us upon termination of the optionee’s service to us. In general, the term of stock options granted under the 2006 Plan may not exceed ten years. Unless the terms of an optionholder’s stock option agreement provide for earlier or later termination, if an optionholder’s service relationship with us, or any affiliate of ours, ceases due to disability or death, the optionholder, or his or her beneficiary, may exercise any vested options for up to 12 or 18 months, respectively, after the date the service relationship ends. If an optionholder’s service relationship with us, or any affiliate of ours, ceases for any reason other than for cause, disability or death, the optionholder may exercise any vested options for up to three months after the date the service relationship ends, unless the terms of the stock option agreement provide for a longer or shorter period to exercise the option. If an optionholder’s relationship with us, or any affiliate of ours, ceases for cause, the option will terminate at the time the optionholder’s relationship with us ceases. In no event may an option be exercised after its expiration date.

Acceptable forms of consideration for the purchase of our common stock issued under the 2006 Plan are determined by our Board of Directors and may include cash, common stock previously owned by the optionholder, deferred payment arrangement, payment through a broker assisted exercise or a net exercise feature, or other legal consideration approved by our Board of Directors. Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations order. However, an optionholder may designate a beneficiary who may exercise the option following the optionholder’s death. Generally, stock options granted under the 2006 Plan expire not later than ten years after the date of grant.

Limitations. Incentive stock options may be granted only to our employees, including executive officers. The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to incentive stock options that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. The options or portions of options that exceed this limit are treated as nonstatutory stock options. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the option exercise price must be at least 110% of the fair market value of our common stock on the date of grant; and

•	the term of any incentive stock option award must not exceed five years from the date of grant.

In addition, no employee may be granted options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards or other stock awards under the 2006 Plan whose value is determined by reference to an exercise or strike price of at least 100% of the fair market value of our common stock on the date the applicable stock award is granted covering more than 10,000,000 shares of our common stock in any calendar year.

Restricted stock awards. Restricted stock awards may be granted pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for the recipient’s past or future services performed for us or an affiliate of ours. Shares of our common stock acquired under a restricted stock award may, but need not, be subject to forfeiture to us in accordance with a vesting schedule to be determined by our Board of Directors. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement.

Restricted stock unit awards. Restricted stock unit awards are granted pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any form permitted under applicable law; however, we will settle a payment due to a recipient of a restricted stock unit award by cash or by delivery of shares of our common stock, a combination of cash and stock as deemed appropriate by our Board of Directors, or in any other form of consideration determined by our Board of Directors and set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested are forfeited upon the participant’s termination of continuous service for any reason.

Stock appreciation rights. Stock appreciation rights are granted pursuant to stock appreciation rights agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right is determined by our Board of Directors or its authorized committee at the time of grant and will not be less than 100% of the fair market value of the common stock share equivalents. Our Board of Directors or its authorized committee may also impose any restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. Stock appreciation rights may be paid in our common stock or in cash or any combination of the two, or any other form of legal consideration approved by our Board of Directors. If a stock appreciation right recipient’s relationship with us, or any affiliate of ours, ceases for any reason other than for cause, the recipient may exercise any vested stock appreciation right up to three months from cessation of service, unless the terms of the stock appreciation right agreement provide that the right may be exercised for a longer or shorter period. If a stock appreciation right recipient’s relationship with us, or any affiliate of ours, ceases for cause, the stock appreciation right terminates at the time the recipient’s relationship with us ceases.

Performance awards. Performance stock awards and performance cash awards, or performance awards, may be issued by our Board of Directors under the 2006 Plan. Performance awards may be granted, vest or be exercised based upon the attainment during a certain period of time of certain performance goals. All of our employees, consultants and directors are eligible to receive performance awards under the 2006 Plan. The length of any performance period, the performance goals to be achieved during the performance period and the measure of whether and to what degree such performance goals have been attained is determined by our Board of Directors.

Other stock awards. Other forms of stock awards valued in whole or in part with reference to our common stock may be granted either alone or in addition to other stock awards under the 2006 Plan. Our Board of Directors has sole and complete authority to determine the persons to whom and the time or times at which such other stock awards are granted, the number of shares of our common stock to be granted and all other conditions of such other stock awards.

Changes to capital structure. In the event that there is a specified type of change in our capital structure not involving the receipt of consideration by us, such as a stock split or stock dividend, the number of shares reserved under the 2006 Plan, the limit on the number of shares that may be issued as stock awards to any one person in a given calendar year for purposes of Section 162(m) of the Code and the number of shares and exercise price or strike price, if applicable, of all outstanding stock awards will be appropriately adjusted.

Corporate transactions. In the event of certain corporate transactions, all outstanding stock awards under the 2006 Plan may be assumed, continued or substituted for by any surviving entity. If the surviving entity elects not to assume, continue or substitute for such awards, the vesting provisions of such stock awards held by participants whose service to us has not terminated generally will be accelerated in full and all such outstanding stock awards will be terminated if and to the extent not exercised at or prior to the effective time of the corporate transaction. In the event stock awards outstanding under the 2006 Plan are assumed, continued or substituted for by a surviving entity, our Board of Directors or its authorized committee may provide that all or a portion of the unvested shares subject to those stock awards will become fully vested as of the change of control.

Plan amendments. Our Board of Directors has the authority to amend or terminate the 2006 Plan. However, no amendment or termination of the 2006 Plan will adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of amendments to the 2006 Plan as required by applicable law.

Federal Income Tax Information

Incentive Stock Options. Incentive stock options under the 2006 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the participant held the stock for more than one year.

Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options, Restricted Stock Purchase Awards and Stock Bonuses. Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under the 2006 Plan generally have the following federal income tax consequences.

There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

Awards to purchase restricted stock and stock bonus awards will qualify as performance-based compensation under the Treasury Regulations only if (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount—or formula used to calculate the amount—payable upon attainment of the performance goal).

2006 Plan Benefits

We cannot currently determine the benefits or number of shares subject to stock awards that may be granted in the future to executive officers, directors and employees under the 2006 Plan because awards under the 2006 Plan are determined by the plan administrator in its discretion.

The following table sets forth information about awards granted under the 2006 Plan to (i) our “named executive officers,” who are currently employed by us (ii) all current executive officers as a group (three people), (iii) all non-employee directors as a group (five people), (iv) all non-executive employees (including all current officers who are not executive officers) as a group (approximately 358 people); (v) each associate of any director or executive officer and (vi) each other current 5% holder or future 5% recipient. As of the record date, April 16, 2010, there were options to purchase 7,506,627 shares of our common stock outstanding under the 2006 Plan and 4,562,074 shares reserved for future issuance. As of the record date, the closing price of our Common Stock as reported on the NASDAQ Global Select Market was $7.55 per share.

Plan Benefits

2006 Equity Incentive Plan

Name and position	Number of Shares Subject to Awards (#)
Kevin C. Hell	1,023,200
Chief Executive Officer

Dan L. Halvorson	548,860
Chief Financial Officer and Executive Vice President, Operations

David J. Richter	290,712
Executive Vice President, Business & Legal Affairs and General Counsel

All Current Executive Officers as a Group	1,862,772

All Current Non-Executive Directors as a Group	400,000

Each Associate of any Director or Executive Officer	0

Each Other Current 5% Holder or Future 5% Recipient	0

All Current Employees as a Group (including all current non-executive officers)	5,477,951

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2009, with respect to all of DivX’s equity compensation plans in effect on that date.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders (1)	6,640,589	$8.6734	7,706,364
Equity compensation plans not approved by stockholders (2)

(1)	Includes the 2000 Plan, the 2006 Plan, and the 2006 Employee Stock Purchase Plan, or ESPP. As of December 31, 2009, an aggregate of 1,073,873 shares of our common stock were available for issuance under the 2000 Plan, 4,558,591 shares of our common stock were available for issuance under the 2006 Plan and 2,073,900 shares of our common stock were available for issuance under the ESPP. On January 1, from 2007 until 2016, the number of shares authorized for issuance under the 2006 Plan is automatically increased by a number equal to the lesser of: five percent of the aggregate number of shares of our common stock outstanding on December 31 of the preceding year, 5,000,000 shares of common stock, or a lesser number of shares of common stock that may be determined each year by our Board of Directors. Also, on January 1, from 2007 until 2016, the number of shares authorized for issuance under the ESPP is automatically increased by a number equal to the lesser of: one and one-half percent of the aggregate number of shares of our common stock outstanding on December 31 of the preceding year, 1,500,000 shares of common stock, or a lesser number of shares of common stock that may be determined each year by our Board of Directors.
(2)	As of December 31, 2009, we did not have any equity compensation plans that were not approved by our stockholders.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of February 28, 2010 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership (1)
Beneficial Owner (a)	Number of Shares (#) (b)	Percent of Total (%) (c)
Royce & Associates LLC and its affiliates (2) 1414 Avenue of the Americas New York, NY 10019	2,015,507	6.14%

FMR LLC and its affiliates (3) 82 Devonshire Street Boston, MA 02109	2,001,268	6.10%

JDS Capital Management, Inc. (4) 767 Third Avenue, 32nd Floor New York, NY 10017	2,000,000	6.09%

Timothy C. Draper and affiliates (5) 241 S. Figueroa Street, Suite 340 Los Angeles, CA 90012	1,671,016	5.09%

James C. Brailean, Ph.D. (6)	20,312	*
Frank Creer (7)	286,272	*
Fred Gerson (8)	59,874	*
Dan L. Halvorson (9)	340,096	1.03%
Kevin C. Hell (10)	863,527	2.58%
Christopher McGurk (11)	64,374	*
David J. Richter (12)	197,115	*
Eric G. Rodli	—	*
Jerome J.P Vashisht-Rota (13)	110,819	*
All executive officers and directors as a group (11 persons) (14)	1,942,389	5.70%

*	Less than one percent.
(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 32,822,820 shares outstanding on February 28, 2010, adjusted as required by rules promulgated by the SEC.
(2)	Based on Amendment No. 4 to Schedule 13G filed by Royce & Associates, LLC (“Royce”) on January 25, 2010. According to the Schedule 13G filing, Royce, an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940, has sole power to vote or to direct the vote and sole power to dispose or direction the disposition of 2,015,507 shares.
(3)

Based on Amendment No. 3 to Schedule 13G filed by FMR LLC on February 16, 2010. As set forth in the Schedule 13G filed by FMR, LLC, Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser, is the beneficial owner of 2,001,268 shares of DivX common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. One of such investment companies, Fidelity Low Priced Stock Fund, holds 2,000,768 shares of DivX common stock. Edward C. Johnson 3d, Chairman of FMR LLC, and FMR LLC, through its control of Fidelity, and certain funds (the “Funds”) each has sole power to dispose of the 2,001,268 shares owned by the Funds. As disclosed in the Schedule 13G, members of the family of Mr. Johnson are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. All Series B shareholders of FMR LLC, including the Johnson family group, have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Mr. Johnson has sole voting power with respect to the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.
(4)	Based on Schedule 13F-HR filed February 22, 2010 filed by JDS Capital Management, Inc. (“JDS”). According to such filing, JDS has sole voting and investment power with respect to such shares.
(5)	Based on information provided by Timothy C. Draper and affiliates and based on Amendment No. 3 to Schedule 13G filed on February 1, 2010 on behalf of Zone Venture Fund II, L.P. (“Zone Venture Fund II”), Zone Ventures Management Company II, LLC (“Zone Ventures Management”), Draper Franchise, LLC (“Draper Franchise”), Zone Venture Fund II Annex, L.P. (“Zone Annex”), the Timothy Draper Living Trust (the “Draper Living Trust”), the Jessica Draper Trust (the “Jessica Trust”), the Adam Draper Trust (the “Adam Trust”), the William Draper Trust (the “William Trust”), the Eleanor Draper Trust (the “Eleanor Trust”), (each of the William Trust, the Jessica Trust, the Adam Trust and the Eleanor Trust formed under The Draper Grandchildren’s 1999 Irrevocable Trust dated June 3, 1999) JABE LLC, Timothy C. Draper, Frank M. Creer, Melissa P. Draper, and the Draper Foundation (the “Draper Foundation”). Represents shares held by Zone Venture Fund II, Zone Annex, Zone Ventures Management, Jessica Trust, Adam Trust, William Trust, Eleanor Trust, JABE, LLC, the Draper Living Trust and the Draper Foundation. Zone Ventures Management is the general partner of Zone Venture Fund II and Zone Annex. Frank Creer, one of our directors, and Draper Franchise are the managing members of Zone Ventures Management. Timothy Draper is the managing member of Draper Franchise. Mr. Creer and Mr. Draper share voting and investment power with respect to the shares held by Zone Venture Fund II and Zone Annex. Timothy Draper is the sole trustee of each of Jessica Trust, Adam Trust, William Trust and Eleanor Trust and has sole voting and investment power with respect to the shares held by each such trust. Timothy Draper and Melissa Draper are co-trustees of the Draper Living Trust and share voting and investment power with respect to the shares held by the Draper Living Trust. Timothy Draper is a managing member of JABE, LLC and has voting and investment power with respect to the shares held by JABE, LLC. Timothy Draper is President of the Draper Foundation and has sole voting and investment power with respect to the shares held by the Draper Foundation. Each of Timothy Draper, Melissa Draper and Frank Creer disclaims beneficial ownership of these shares except to the extent of his or her pecuniary interest in these entities.
(6)	Includes options to purchase 20,312 shares of common stock which will be vested and exercisable as of April 29, 2010.
(7)	Includes shares held by Zone Venture Fund II, Zone Annex and Zone Ventures Management. Zone Ventures Management is the general partner of Zone Venture Fund II and Zone Annex. Mr. Creer is a managing director of Zone Ventures Management and shares voting and investment power with respect to the shares held by Zone Venture Fund II, Zone Annex and Zone Ventures Management. Also includes options to purchase 14,374 shares of common stock which will be vested and exercisable as of April 29, 2010.
(8)	Includes options to purchase 34,374 shares of common stock which will be vested and exercisable as of April 29, 2010.
(9)	Includes options to purchase 279,437 shares of common stock which will be vested and exercisable as of April 29, 2010 and 6,250 shares of common stock subject to restricted stock units which will vest on or before April 29, 2010.

(10)	Includes options to purchase 648,427 shares of common stock which will be vested and exercisable as of April 29, 2010 and 9,375 shares of common stock subject to restricted stock units which will vest on or before April 29, 2010.
(11)	Includes options to purchase 64,374 shares of common stock which will be vested and exercisable as of April 29, 2010.
(12)	Includes options to purchase 129,125 shares of common stock which will be vested and exercisable as of April 29, 2010 and 6,250 shares of common stock subject to restricted stock units which will vest on or before April 29, 2010.
(13)	Includes options to purchase 63,853 shares of common stock which will be vested and exercisable as of April 29, 2010 and 28,091 shares of common stock to which Mr. Rota holds shared voting and investment power.
(14)	Includes options to purchase 1,254,276 shares of common stock which will be vested and exercisable as of April 29, 2010 and 21,875 shares of common stock subject to restricted stock units which will vest on or before April 29, 2010.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2009, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion & Analysis

This compensation discussion describes the material elements of compensation paid to the individuals serving as our chief executive officer and chief financial officer as of December 31, 2009, our only other executive officer as of December 31, 2009, as well as one former executive officer who departed our service as a full time employee during 2009.

Overview

The Compensation Committee of the Board of Directors oversees and administers our executive compensation program. The Compensation Committee is comprised solely of independent Board members within the meaning of the applicable Securities and Exchange Commission and Nasdaq Stock Market rules. In setting or recommending compensation, the Compensation Committee reviews all components of executive officer compensation for consistency with our compensation philosophy and takes into account developments in compensation practices outside of DivX. The types of compensation provided, the objectives behind such compensation, and the factors considered in administering our executive compensation program are expressed in more detail below.

We believe our performance is largely dependent on the efforts of talented and experienced employees, including our executives. To attract, motivate and retain executives and to reward executives for value creation, we have adopted an executive compensation program, the principal elements of which are:

•	base salary;

•	a performance-based annual bonus, which may be paid in cash, shares of stock, stock units or a combination thereof;

•

periodic grants of long-term equity incentives, including stock options, restricted stock units and/or restricted stock, which may be subject to performance-based and/or time-based vesting requirements;

•	acceleration of equity incentive vesting and other payments and benefits in connection with a change-in-control of DivX; and

•	other benefits, such as life and health insurance benefits, an Employee Stock Purchase Plan and a qualified 401(k) savings plan.

We place particular emphasis on performance-based incentive compensation by tying a significant portion of each executive’s cash compensation to the achievement of certain company-wide financial performance targets and specific business goals, which the Board of Directors and the Compensation Committee believe are important to us and our stockholders. In addition, we provide equity compensation to align the interests of our executives with those of our stockholders.

Objectives of our Executive Compensation Program

Overall Objectives. The objectives of our Executive Compensation Program are:

•	attracting, motivating and retaining talented, energetic and experienced executives;

•	providing executives with both cash and equity incentives to align their interests with our interests and the interests of our stockholders;

•	fostering teamwork and shared commitment among executives by emphasizing Company goals as opposed to individual goals; and

•	providing executives with incentives to manage our business to meet both short-range and long-range strategic goals.

In 2006, base salaries were roughly equivalent for all executive officers, and annual incentive bonus awards under the Executive Cash Bonus Plan were structured such that executive officers generally received equivalent bonus awards when the plan goals were met. In 2007, the Compensation Committee determined the compensation of our executive officers on an individualized basis, in consideration of the scope of their responsibilities and individual experience while also taking into account the median pay levels of officers in similar positions in companies determined to be competitive with us as described below. In 2008, 2009 and 2010, we continued to base bonus awards under the Executive Cash Bonus Plan on the achievement of our goals such that our executive officers would receive equivalent annual incentive bonus awards (as a percentage of base salary) when the plan goals were met. Further, the Board of Directors has historically granted stock options, restricted stock awards and restricted stock units to our executive officers to provide the opportunity for long-term compensation that is designed to reward our executive officers for contributing to our long-term stability and stock price.

Benchmarking. In determining compensation for our executives, the Compensation Committee takes into account and benchmarks compensation using information from various resources. In 2009, the Compensation Committee reviewed survey data provided to us by each of Radford and Culpepper Compensation and Benefits Surveys. Each of these services provides survey data relating to U.S. public companies located within Southern California that subscribe to their services and that describe themselves as operating within the software industry sector, having between 251 and 500 employees, and annual revenues between $50 million and $100 million. We receive the information on an aggregated basis and do not know the specific identities of the companies covered by the surveys. We refer to information extracted from these surveys as “competitive data.” In 2009 we used competitive data for purposes of determining executive compensation. In determining 2009 executive compensation, we also took into account information relating to specific companies in the digital media market which we considered to be our competitors or against which we expected to compete for talent. These companies included Dolby Laboratories, Inc., DTS, Inc., Intuit Inc., NextWave Wireless, Inc., Novatel Wireless, Inc., QUALCOMM Incorporated and RealNetworks, Inc., which we refer to as our “Peer Group.” We have historically taken into consideration both competitive data and market information for our Peer Group in setting base salary, bonus and total cash compensation for our executives, as well as employee benefits.

For 2010, our Compensation Committee engaged Compensia, Inc. (“Compensia”), an outside compensation consulting firm, to aid in determining appropriate executive compensation for our (i) Chief Executive Officer, (ii) Chief Financial Officer and Executive Vice President Operations, and (iii) Executive Vice President Business & Legal Affairs and General Counsel (the “2010 Executives”) as described in greater detail below. As part of the Compensia process, the Compensation Committee reviewed data provided by each of the Radford and Culpepper Compensation and Benefits Surveys. The information provided by Compensia included data about the following members of our prior Peer Group: DTS, Inc., NextWave Wireless, Inc., and RealNetworks, Inc., as well as data from Avid Technology, Inc., Constant Contact, Inc., Falconstor Software, Inc., iMergent, Inc., Internet Capital Group, Inc., Keynote Systems, Inc., LivePerson, Inc., LoopNet, Inc., Monotype Imaging Holdings Inc., NYFIX Inc, Saba Software, Inc., Sonic Solutions, Sourcefire, Inc., TechTarget, Inc. and Vocus, Inc. (collectively, our “Compensia Peers”). In addition, Compensia provided us with data with respect to market compensation levels based on information about companies constituting the Compensia Peers and other publicly available information, including the data provided by the Radford and Culpepper Compensation and Benefits Surveys (collectively, the “Compensia Market Data”). In 2010, we used the Compensia Market Data for purposes of determining executive compensation. Compensia also provided data for Adobe Systems Incorporated, Dolby Laboratories, Inc., Intuit, Inc., Netflix, Inc., Novatel Wireless, Inc., Nuance Communications, Inc., QUALCOMM Incorporated, Rovi Corporation and TiVo Inc. for comparative purposes, and such data were used primarily to review types and mix of equity.

Role of our Independent Compensation Consultant. In connection with making its recommendations for executive compensation for 2010, the Compensation Committee engaged Compensia to provide its analysis of the Company’s existing compensation practices and to assist the Compensation Committee in modifying our compensation program for executive officers, as needed, in order to better achieve our compensation objectives. As part of its duties, Compensia provided the Compensation Committee with the following services:

•	reviewed and provided recommendations on composition of compensation mix with respect to the Compensia Market Data;

•	provided compensation data for similarly situated executive officers at certain of our Compensia Peers;

•

conducted a review of the compensation arrangements for our 2010 Executives, including providing advice on the design of our executive equity program (including an analysis of equity mix and provision of comparative data regarding 2009 equity grant levels) and targets for annual executive cash bonus plan;

•	conducted a review of the relationship between our executive compensation arrangements and Company performance;

•

conducted a review of compensation for our Board of Directors, and provided recommendations to the Compensation Committee and the Board of Directors regarding the pay structure of the Board of Directors; and

•	updated the Compensation Committee on emerging trends and related data in the area of executive, equity and board of directors compensation.

Compensia does not provide any other services to the Company. The Company pays the cost for Compensia’s services.

Compensation Process. For each of our executives, the Compensation Committee reviews and recommends all elements of compensation taking into consideration recommendations from our principal executive officer and principal financial officer (for compensation other than their own respective compensation), our overall performance, the strategic goals set by management and the Board of Directors, as well as competitive market guidance provided at the request of the Compensation Committee. The Compensation Committee recommends the cash-based element of compensation, including base salary and cash bonuses, in light of market pay levels among individuals in comparable positions with companies covered by the competitive data and in our Peer Group or, in 2010, in the Compensia Market Data. We determine the equity-based element of compensation as part of overall total compensation and consider items such existing equity stake in us and the competitiveness of a proposed grant with respect to awards made to similarly situated executives employed by companies covered by the competitive data and in our Peer Group, or, in the case of 2010 compensation decisions, the Compensia Market Data.

Base Salary

The Compensation Committee reviews base salary compensation for our Executives on an annual basis, generally during the first calendar quarter. In addition, the Compensation Committee reviews the base salary of our Executives at the time of promotions or significant shifts in responsibilities. Commencing in 2007, the Compensation Committee determined the compensation of our Executives on an individual basis, in consideration of the scope of their responsibilities and individual experience and also taking into account the pay levels of officers in similar positions with companies covered by the competitive data and in our Peer Group or, in the case of 2010, the Compensia Market Data.

In March 2009 and February 2010, in light of the prevailing economic conditions, the Compensation Committee elected not to increase the annual salaries of our executives from the levels at which they were in 2008. The base salary levels of our executives in 2009 continued to result in our executives receiving base salaries that were at approximately the 50th percentile with respect to our Chief Executive Officer and the 75th percentile for our other executives when compared to executives in comparable positions with companies covered by the competitive data, and between the 50th and 75th percentiles when compared to base salaries of executives in comparable positions with companies in our Peer Group. The base salary levels of our executives in 2010 resulted in our executives receiving base salaries that are approximately at the 75th percentile when compared to executives in comparable positions with companies included in the Compensia Market Data. The Compensation Committee strives to provide base salaries that will attract and retain talented executives, while continuing to adhere to a general policy of providing a larger share of cash compensation in the form of non-guaranteed incentives tied to the achievement of Company-wide performance metrics.

Executive Cash Bonus Plan

In addition to base salary, we provide the opportunity for our executives to earn quarterly and annual cash bonuses pursuant to our Executive Cash Bonus Plan. This is consistent with the Compensation Committee’s philosophy of providing a larger share of cash compensation in the form of non-guaranteed incentives tied to the achievement of Company-wide performance metrics. We provide this opportunity to attract and retain appropriately talented and energetic executives and to motivate executives to achieve our financial and business objectives. To ensure the Executive Cash Bonus Plan continues to properly motivate executives to achieve our approved objectives, the Compensation Committee reviews our Executive Cash Bonus Plan annually to establish award opportunities for the next fiscal year, and makes recommendations to the full Board of Directors for approval.

On March 5, 2009, our Board of Directors adopted our 2009 Executive Cash Bonus Plan (the “2009 Plan”). The 2009 Plan provided for the payment of cash bonuses to our (i) Chief Executive Officer, (ii) Chief Financial Officer and Executive Vice President Operations (then our Executive Vice President, Chief Financial Officer), (iii) Executive Vice President, Business & Legal Affairs and General Counsel (then our Executive Vice President, Business and Legal Affairs) and (iv) Executive Vice President, Sales and Marketing upon the achievement of specific revenue milestones, earnings before interest, taxes, depreciation and amortization (“EBITDA”) milestones and Key Results Areas (“KRA”) milestones. Revenue and EBITDA were selected as two of the basic metrics for the 2009 Plan because the Board of Directors and the Compensation Committee believed these metrics were indicative of general business growth, and provided appropriate objective incentives to the executives for increasing stockholder value. Further, the KRA milestones provided incentives for the executives to work toward achievement of specific business goals that the Board of Directors and the Compensation Committee determined were important for the success of the Company. Amounts payable pursuant to the 2009 Plan ranged from 0% of an executive’s annual salary if none of the milestones was achieved, to a maximum of 200% of an executive’s annual salary if the highest level of achievement was attained for all of the milestones described in the 2009 Plan.

Revenue and EBITDA milestones achieved by us were classified under the 2009 Plan as “Bronze 1,” “Bronze 2,” “Silver 1,” “Silver 2,” “Gold 1,” “Gold 2,” “Platinum 1,” “Platinum 2,” and “Platinum 3.” For each quarter, the maximum bonus payable for achievement of a revenue milestone that each of the executives was eligible to receive was equal to 20% of his quarterly base salary. For each quarter, the maximum bonus payable for achievement of an EBITDA milestone that each of the executives was eligible to receive was equal to 100% of his quarterly base salary. At the end of 2009, the annual revenue and EBITDA results were to be compared to the amounts paid as quarterly bonuses. Any discrepancy between amounts paid as quarterly bonuses and the total amounts due on an annual basis, as applicable, was paid as an adjustment to the fourth quarter bonus payment.

The 2009 Plan also provided for four KRA milestones, the achievement of which was to be assessed on a discretionary basis by the Compensation Committee. Under the 2009 Plan, achievement of each KRA milestone resulted in a cash payment of up to 20% of annual base salary to each of the executives employed at the time of determination, for a maximum possible bonus payment for achievement of all of the KRA milestones equal to 80% of annual base salary. The KRA milestones were related to our progress with licensing and integration in certain hardware sectors and our success in developing and creating demand for new technologies during 2009. On February 23, 2010, the Compensation Committee determined that two of the four KRA milestones had been achieved, based on our progress in developing certain technologies and success in our licensing and integration in certain hardware sectors, resulting in a payment to the executives who were then employed by us equal to 40% of base annual salary for 2009.

Also on February 23, 2010, our Compensation Committee and Board of Directors adopted the 2010 Executive Bonus Plan (“2010 Plan”). The 2010 Plan provides for the payment of cash bonuses to the Company’s 2010 Executives. The 2010 Plan provides for cash bonuses to be paid to the 2010 Executives upon the achievement of quarterly and annual revenue and EBITDA milestones and upon the achievement of specified KRA milestones. Under the 2010 Plan, amounts payable to the 2010 Executives as cash bonuses range from 0% of a 2010 Executive’s annual salary, if none of the milestones is achieved, to a maximum of 200% of a 2010 Executive’s annual salary, if the highest level of achievement is achieved for the revenue and EBITDA milestones and all of the KRA milestones are achieved.

As with the 2009 Plan, under the 2010 Plan, revenue and EBITDA milestones achieved by the Company are classified as “Bronze 1,” “Bronze 2,” “Silver 1,” “Silver 2,” “Gold 1,” “Gold 2,” “Platinum 1,” “Platinum 2,” and “Platinum 3”. For each quarter, the maximum bonus payable for achievement of a revenue milestone that each of the 2010 Executives is eligible to receive is equal to 60% of his quarterly base salary. For each quarter, the maximum bonus payable for achievement of an EBITDA milestone that each of the 2010 Executives is eligible to receive is equal to 80% of his quarterly base salary. At the end of 2010, the annual revenue and EBITDA results will be compared to the amounts paid as quarterly bonuses. Any discrepancy between amounts paid as quarterly bonuses and the total amount that would be due if the bonus were calculated on an annual basis will be paid as an adjustment to the fourth quarter bonus payment.

The 2010 Plan also provides for four KRA milestones, the achievement of which will be assessed by the Compensation Committee of the Company’s Board of Directors. Achievement of each KRA milestone will result in a maximum cash payment of 15% of annual base salary to each of the 2010 Executives, for a maximum possible bonus payment for achievement of all of the KRA milestones equal to 60% of annual base salary. The KRA milestones include, without limitation, certain product development and licensing goals, as well as operational goals.

Many factors impact the ability to achieve the milestone targets established under the 2010 Plan, including among other things the risk that customer use of DivX technology may not grow as anticipated, the risk that market opportunities may not materialize at expected levels, the possibility that our activities may not result in the growth of profitable revenue, uncertainties related to the maintenance and strength of the DivX brand, and the overall success of the business. Because the achievement of the milestones under the 2010 Plan is dependent upon many factors, the ultimate likelihood that we will achieve any particular revenue, EBITDA or KRA milestone cannot be predicted with any certainty. However, the Board of Directors and the Compensation Committee generally feel that, although certainly possible, achieving all of the KRA milestones will be difficult. Achieving the level Bronze 1 through Platinum 3 milestone targets are expected to vary in difficulty. In light of the global economic uncertainty taking place at the time during which the 2010 Plan was established, the Board of Directors adjusted the revenue and EBITDA milestones pursuant to the 2009 Plan to levels that would reflect realistic expectations during such an uncertain time. For example, in order to achieve the Bronze 2 milestone on an annual basis for revenue under the 2010 Plan, we, led by our 2010 Executives, would need to achieve annual revenue that exceeds the revenue levels achieved by us in 2009 on an annual basis. The EBITDA milestones have been adjusted from levels in the 2009 Plan to take into account economic conditions and other factors. In order to reach the Silver 1 milestone, we will need to manage our operations efficiently and effectively, including the manner in which we invest in new products and initiatives.

Long-Term Equity Incentives

General. In addition to base salary and cash bonuses pursuant to our Executive Cash Bonus Plan, we provide the opportunity for our named executive officers and other employees to earn long-term equity incentive awards. Long-term incentive awards provide employees, including our executives, with the incentive to stay with us for longer periods of time, as well as align the interests of such employees with our stockholders. On an annual basis, the Board of Directors reviews the number of unvested long-term equity awards held by our executives as part of its assessment as to whether to grant additional long-term equity incentives that are subject to time-based vesting. From time to time the Board of Directors has granted equity incentives to certain executives that vest upon the achievement of a particular strategic or financial objective in order to incentivize such executives to place emphasis on achieving an objective determined by the Board of Directors to be of strategic importance. Our long-term equity incentive awards have consisted primarily of grants of stock options and have also included restricted stock awards and restricted stock units.

The Board of Directors and the Compensation Committee each generally considers equity grants to employees, including executive officers, in light of each employee’s performance in deriving long-term value for us, his or her existing equity stake in us and the competitiveness of a proposed grant with respect to awards made to similarly situated employees in both companies covered by the competitive data and in our Peer Group, or, in the case of grants made in 2010, the Compensia Market Data.

Stock Options. Stock option grants are individually negotiated in connection with employment agreements, as well as subsequently granted during the executives’ employment with the Company. We have traditionally used stock options as the form of long-term equity incentive grant because stock options provide a relatively straightforward incentive for our executives, result in less immediate dilution of existing stockholders’ interests than outright stock awards and, prior to our adoption of FAS 123(R), resulted in less compensation expense for us relative to other types of equity awards.

As of December 2006, we instituted a procedure pursuant to which stock option grants to our existing executive officers are only made on a quarterly basis, on the third trading day after the regular release of material non-public information as part of the Company’s quarterly earnings releases. We believe this procedure substantially takes the discretion out of the timing of grants of stock options to our executives. Prior to instituting this procedure, stock options could be granted to our executives by the Board of Directors on a monthly basis.

In August 2009, following the Board of Directors’ review of the vested and unvested long-term equity awards held by our executives and pursuant to the Compensation Committee’s recommendation, the Board of Directors granted to Mr. Hell an option to purchase 75,000 shares of our common stock, to Mr. Halvorson an option to purchase 37,500 shares of our common stock, to Mr. Richter, an option to purchase 25,000 shares of our common stock, and to Mr. Rodli an option to purchase 15,000 shares of our common stock, all subject to time-based vesting on a ratable basis over the 48 months following the date of grant.

In February 2010, upon the Compensation Committee’s recommendation, the Board of Directors granted additional options to each of the 2010 Executives. The option grants were made after taking into account recommendations made by Compensia and were one component of 2010 long term equity grants which also included grants of restricted stock units. Based on the Compensia data, the equity grants resulted in our 2010 Executives receiving a mix of equity awards that were between the 50th percentile and the 75th percentile with respect to each of our 2010 Executives when compared to the Compensia Market Data. The overall mix of long term equity awards approved by the Compensation Committee and the Board of Directors for 2010 was 50% options and 50% restricted stock units, based on a weighted ratio, with restricted stock units given a greater weight than stock options. Stock options made up 50% of the overall weight of the long-term equity grant, restricted stock units subject to time-based vesting made up 20% of the overall weight of the long-term equity grant and restricted stock units subject to achievement of performance milestones made up 30% of the overall weight of the long-term equity grant. We believe that this mix of long-term equity awards encourages achievement of specific short-term goals while also providing incentives to build long-term value for the Company.

Pursuant to the Compensation Committee’s recommendation, the Board of Directors granted to Mr. Hell an option to purchase 127,248 shares of our common stock, to Mr. Halvorson an option to purchase 61,008 shares of our common stock and to Mr. Richter, an option to purchase 58,032 shares of our common stock.

Restricted Stock Units. In February 2010, as part of the long-term equity grant described above, the Board of Directors, pursuant to a recommendation from the Compensation Committee, granted to Mr. Hell 29,952 restricted stock units, to Mr. Halvorson 14,352 restricted stock units and to Mr. Richter 13,680 restricted stock units. These grants of restricted stock units will vest and the underlying shares of common stock will become issuable quarterly over a two-year period following the date of the award, provided that the applicable 2010 Executive remains in our service as of each applicable vesting date. On recommendation of the Compensation Committee, the Board of Directors also undertook to grant to each of the 2010 Executives restricted stock units upon the achievement of each of the KRA milestones set forth in the 2010 Plan. Pursuant to this undertaking, in connection with the achievement of each of the four KRA milestones set forth in the 2010 Executive Cash Bonus Plan, Mr. Hell will be granted 11,226 restricted stock units, Mr. Halvorson will be granted 5,382 restricted stock units and Mr. Richter will be granted 5,112 restricted stock units. Each of these grants of restricted stock units will vest and the underlying shares of common stock will become issuable quarterly over a two-year period following the date of the award, provided the applicable 2010 Executive remains in our service as of each applicable vesting date.

Change-in-Control Benefits

We provide our executives with change-in-control benefits. These benefits are intended to promote continuity of management and to attract and retain qualified executives that have alternatives that may appear to them to be less risky absent these arrangements. They are also intended to mitigate a potential disincentive to consideration and execution of an arrangement that results in a change-in-control, particularly where the services of these individuals may not be required by the acquirer. The change-in-control benefits are further intended to promote continuity in management, while reducing management incentive to engage in actions that sacrifice post-transaction performance for a short-term increase in stock price.

In 2007, after considering the change-in-control benefits available to executives in similar positions in companies covered by the competitive data and in our Peer Group, the Board of Directors and the Compensation Committee implemented a Change-in-Control Severance Benefit Plan (“Change-in-Control Severance Plan”) in favor of our current executives. The Change-in-Control Severance Plan supersedes and replaces the benefits provided to our executives pursuant to their employment agreements with us and provides for the acceleration of vesting of outstanding equity awards, cash and bonus payments, continuation of benefits under our employee benefit plans and COBRA payments in the event of an involuntary termination of employment in connection with a change-in-control. The Change-in-Control Severance Plan also provides that our current executives will receive tax gross-up payments in connection with certain payments or benefits received by them in connection with a change-in-control.

Executive Benefits and Perquisites

All of our named executive officers are eligible to participate in our employee benefit plans, including medical, dental, vision, life insurance, disability and 401(k) plans which we believe are important in attracting and retaining eligible employees, including executives. Our named executive officers are also eligible to participate in our Employee Stock Purchase Plan (“ESPP”). Our 401(k) plan, including 401(k) matching contributions paid by us, is available to all of our employees, and the other plans are available to all full-time salaried employees. None of these plans discriminates in favor of executive officers.

Our ESPP is intended to encourage employees to continue in our employ and to motivate employees through an ownership interest in us. Under our ESPP, employees may purchase shares of our common stock at a discount to the market price, subject to certain limits, with the objective of allowing employees to profit when the value of our common stock increases over time.

It is generally our policy to not extend significant perquisites to our named executive officers that are not available to our employees generally. We currently do not provide any deferred compensation programs or supplemental pensions to any named executive officer. We have no current plans to make changes to levels of benefits and perquisites provided to executives.

Stock Ownership Guidelines

Stock ownership guidelines have not been implemented by the Board of Directors for our executives. We will continue to periodically review best practices and re-evaluate our position with respect to stock ownership guidelines.

Deductibility of Compensation under Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986 limits our deduction for federal income tax purposes to not more than $1 million of compensation paid to certain executive officers in a calendar year. Compensation above $1 million may be deducted if it is qualified “performance-based compensation.” The Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to our executives will be designed to qualify as “performance-based compensation.” To maintain flexibility in compensating our executives in a manner designed to promote our objectives, the Compensation Committee has not adopted a policy that requires all compensation to be deductible. However, the Compensation Committee intends to evaluate the effects of the compensation limits of Section 162(m) on any compensation it proposes to grant, and the Compensation Committee intends to provide future compensation in a manner consistent with our best interests and those of our stockholders.

Evaluation of Compensation Policies and Practices as They Relate to Risk Management

The Compensation Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company. We believe the design of our compensation policies and programs encourage our employees to remain focused on both the short-and long-term goals of the Company. For example, while our cash bonus plans measure performance on a quarterly, and in some cases an annual, basis, our equity awards typically vest over a number of years, which we believe encourages our employees to focus on sustained stock price appreciation, thus limiting the potential value of excessive risk-taking.

SUMMARY COMPENSATION TABLE

The following table shows the compensation paid, to or earned by, the executives for the fiscal years ended December 31, 2009, 2008 and 2007.

Summary Compensation Table (1)

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards (2) ($) (e)	Option Awards (2) ($) (f)	Non-Equity Incentive Plan Compensation (3) ($) (g)		All Other Compensation ($) (i)		Total ($) (j)
Kevin C. Hell	2009	450,000	—	—	230,543	475,777		7,761	(4)	1,164,081
Chief Executive Officer	2008	429,167	—	1,098,000	—	429,167		7,750	(4)	1,964,084
	2007	307,292	—	472,875	6,550,607	370,297		—		7,701,071

Dan L. Halvorson Chief Financial Officer and Executive Vice President Operations	2009 2008 2007	375,000 359,375 162,500	— — —	— 732,000 —	115,271 — 3,255,278	396,481 359,375 277,500		7,500 7,188 —	(4) (4)	894,252 1,457,938 3,695,278

David J. Richter Executive Vice President, Business & Legal Affairs and General Counsel	2009 2008 2007	350,000 339,583 300,000	— — —	— 732,000 —	76,848 — 983,977	370,049 339,583 361,547		7,000 6,792 —	(4) (4)	803,897 1,417,958 1,645,524

Eric G. Rodli (5) Executive Vice President, Sales and Marketing	2009 2008	303,555 163,109	— —	— —	46,109 1,156,980	195,781 130,487	(6)	153,500 22,000	(7) (8)	698,945 1,472,576

(1)	In accordance with the rules of the SEC, the compensation described in this table does not include perquisites and other benefits received by a Named Executive Officer which do not exceed $10,000 in the aggregate.
(2)	Amounts listed represent the aggregate fair value amount computed as of the grant date of each option and award during 2007, 2008 and 2009 in accordance with FASB ASC Topic 718. Assumptions made for the purpose of computing those amounts are discussed in our Annual Report on Form 10-K for the year ended December 31, 2009 in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Notes to Financial Statements under the heading “Share-based compensation.” Previously, we provided the dollar amount we recognized for financial statement reporting purposes during 2007 and 2008 under SFAS No. 123R for outstanding options to purchase shares of common stock. Assumptions for the purpose of computing those amounts discussed in our Annual Report on Form 10-K for the years ended December 31, 2007 and 2008 in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Notes to Financial Statements under the heading “Share-based compensation.” The actual amount ultimately realized by a Named Executive Officer will likely vary based on a number of factors.
(3)	Represents amounts earned pursuant to our 2007, 2008 and 2009 Executive Cash Bonus Plan. Certain amounts set forth in this column were earned during the fiscal year for which they are disclosed, but paid following the end of such fiscal year, when the Board of Directors was able to quantify our performance and determine whether the applicable milestones had been achieved.
(4)	Represents amounts earned as an employer match to employee 401(k) contributions. The amounts set forth in this column were earned during the fiscal year for which they are disclosed, but paid following the end of the fiscal year. 401(k) matching is available to all full-time employees who meet certain participation criteria.
(5)	Mr. Rodli resigned as our Executive Vice President, Sales and Marketing in November 2009.
(6)	Mr. Rodli participated in our Executive Cash Bonus Plan at an 80% participation level during 2008.
(7)	Includes amounts earned pursuant to a temporary housing stipend to be applied towards temporary housing expenses in San Diego County, California and amounts paid as severance in connection with the termination of Mr. Rodli’s employment.
(8)	Includes amounts paid pursuant to a temporary housing stipend to be applied towards temporary housing expenses in San Diego County, California.

POTENTIAL PAYMENTS UPON CHANGE-IN-CONTROL

The following table sets forth potential payments and benefits to be received by our Named Executive Officers upon a covered termination in connection with a change-in-control event, assuming the covered termination and the change-in-control event occurred as of December 31, 2009.

Name	Type of Benefit	Payment or Benefit Amount ($)
Kevin C. Hell (1)	Cash Severance Benefits	$900,000
	Bonus Severance Benefits	$1,800,000
	COBRA Benefits	$17,300
	Vesting Acceleration (2)	$491,688
	Tax Gross-Up (3)	$1,411,955
	Total Termination Benefits	$4,620,942

Dan L. Halvorson (1)	Cash Severance Benefits	$750,000
	Bonus Severance Benefits	$1,500,000
	COBRA Benefits	$14,333
	Vesting Acceleration (2)	$325,156
	Tax Gross-Up (3)	$1,139,375
	Total Termination Benefits	$3,728,864

David J. Richter (1)	Cash Severance Benefits	$700,000
	Bonus Severance Benefits	$1,400,000
	COBRA Benefits	$4,352
	Vesting Acceleration (2)	$322,521
	Tax Gross-Up (3)	$1,067,824
	Total Termination Benefits	$3,494,697

Eric G. Rodli (4)	Cash Severance Benefits	$700,000
	Bonus Severance Benefits	$1,400,000
	COBRA Benefits	$17,300
	Vesting Acceleration (2)	$—
	Tax Gross-Up (3)	$931,612
	Total Termination Benefits	$3,048,912

(1)	Amounts shown for this Executive represent the amounts payable to Tier I participants pursuant to our Change-in-Control Severance Plan, which Tier I participants are entitled to receive a payment equal to 24 months of base salary, a bonus equal to two hundred percent of such participant’s annual target bonus to be paid out in a single lump-sum within 10 days following the termination of employment, COBRA benefits equal to 12 months of premiums for medical, dental and vision coverage, the vesting of all unvested equity awards (and the expiration of all repurchase rights) with respect to equity awards subject to time-based and performance-based vesting, and gross-up payments equal to the amount of any excise tax imposed on payments resulting from a change-in-control that constitute a parachute payment and are subject to excise tax imposed by the Internal Revenue Code (the “Code”).
(2)	This amount represents the fair market value as of December 31, 2009 of in-the-money unvested options, unvested shares of our common stock and unvested restricted stock units, the vesting of which would have accelerated if the Executive was terminated on December 31, 2009 in connection with a change-in-control, less the respective exercise price of applicable options.
(3)	Calculation assumes application of a 44% tax rate.
(4)	Mr. Rodli’s employment with the Company terminated November 5, 2009, and, as of the date of this filing, Mr. Rodli is not eligible for payments or benefits pursuant to the Change-in-Control Severance Benefit Plan.

GRANTS OF PLAN-BASED AWARDS

The following table shows for the fiscal year ended December 31, 2009, certain information regarding grants of plan-based awards to the Named Executive Officer:

Grants of Plan-Based Awards in Fiscal 2009 (1)

Name	Grant Date		Approval Date	All Other Stock Awards: Number of Shares of Stock or Units #	All Other Option Awards: Number of Securities Underlying Options (3) #	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (4)
(a)	(b)			(i)	(j)	(k)	(l)
Kevin C. Hell	8/7/2009	(2)	7/28/2009	—	75,000	$5.41	$230,543
Dan L. Halvorson	8/7/2009	(2)	7/28/2009	—	37,500	$5.41	$115,271
David J. Richter	8/7/2009	(2)	7/28/2009	—	25,000	$5.41	$76,848
Eric G. Rodli	8/7/2009	(2)	7/28/2009	—	15,000	$5.41	$46,109

(1)	On March 5, 2009, our Board of Directors adopted our 2009 Executive Cash Bonus Plan (the “2009 Plan”). Amounts payable pursuant to the 2009 Plan range from 0% of an Executive’s annual salary if none of the milestones were achieved, to a maximum of 200% of an Executive’s annual salary if the highest level of achievement is attained for all of the milestones described in the 2009 Plan. Revenue and EBITDA milestones achieved by us are classified under the 2009 Plan as “Bronze 1,” “Bronze 2,” “Silver 1,” “Silver 2,” “Gold 1,” “Gold 2,” “Platinum 1,” “Platinum 2,” and “Platinum 3.” For each quarter, the maximum bonus payable for achievement of a revenue milestone that each of the Executives was eligible to receive was equal to 20% of his quarterly base salary. For each quarter, the maximum bonus payable for achievement of an EBITDA milestone that each of the Executives was eligible to receive was equal to 100% of his quarterly base salary. Following the end of 2009, the annual revenue and EBITDA results were compared to the amounts paid as quarterly bonuses. Any discrepancy between amounts paid as quarterly bonuses and the total amounts due on an annual basis were to be paid as an adjustment to the fourth quarter bonus payment. The 2009 Plan provides for four KRA milestones, the achievement of which were assessed on a discretionary basis by the Compensation Committee. Achievement of each KRA milestone under the 2009 Plan was to result in a cash payment of up to 20% of annual base salary to each of the Executives, for a maximum possible bonus payment for achievement of all of the KRA milestones equal to 80% of annual base salary. The KRA milestones were related to our progress with licensing and integration in certain hardware sectors and our success in developing and creating demand for new technologies during 2009. The Board of Directors generally attempted to establish escalating target levels and related bonus payments under the 2009 Plan to reflect the increasing difficulty in our achievement of such targets. The actual amount earned by our named executive officers in 2009 is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation table above.
(2)	In December 2006, we adopted a policy pursuant to which, other than in the case of newly hired executive officers, grants of stock option awards to our existing executive officers are only made on a quarterly basis, on the third full trading day after the release of our quarterly earnings. On July 28, 2009, at a regularly scheduled meeting of the Board of Directors, the Board of Directors approved the grant of the stock options referenced in the table above effective August 7, 2009, the third full trading day after the release of our quarterly earnings release.
(3)	These options vest in equal monthly installments over the 48 months following the date of grant until fully vested on August 7, 2013.
(4)	Amounts listed represent the aggregate fair value amount computed as of the grant date of each option and award during 2009 in accordance with FASB ASC Topic 718. Previously we provided the dollar amount we recognized for financial statement reporting purposes during 2009 under SFAS No. 123(R) for outstanding options to purchase shares of common stock. Assumptions made for the purpose of computing those amounts are discussed in our Annual Report on Form 10-K for the year ended December 31, 2009 in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Notes to Financial Statements under the heading “Share-based compensation.” The actual amount ultimately realized by a Named Executive Officer will likely vary based on a number of factors.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR—END

The following table summarizes the number of securities underlying outstanding equity awards for our Named Executive Officers as of December 31, 2009. Certain options listed in the table permit early exercise of unvested shares, in which case all unvested shares are subject to repurchase by us.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2009

	Option Awards (1)							Stock Awards
Name (a)	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)
Kevin C. Hell	12/1/2002	(2)	60,355	—		$0.12	12/1/2012	—		—
	9/10/2003	(2)	17,351	—		$0.12	9/10/2013	—		—
	10/3/2003	(2)	17,351	—		$0.12	10/3/2013	—		—
	4/7/2004	(2)	1,723	—		$0.12	4/7/2014	—		—
	4/7/2004	(2)	17,351	—		$0.12	4/7/2014	—		—
	1/12/2005	(2)	40,000	—		$0.80	1/12/2015	—		—
	5/4/2007	(3)	157,500	58,500		$17.15	5/4/2017	—		—
	8/14/2007	(4)	14,583	10,417		$13.96	8/14/2017	—		—
	11/8/2007	(3)	247,395	227,605		$17.57	11/8/2017	—		—
	3/14/2008	(5)	—	—		—	—	84,375	(6)	$475,875
	8/7/2009	(3)	6,250	68,750		$5.41	8/7/2019	—		—

Dan L. Halvorson	6/13/2007	(4)	218,750	131,250		$15.92	6/13/2017	—		—
	8/14/2007	(3)	21,000	15,000		$13.96	8/14/2017	—		—
	3/14/2008	(5)	—	—		—	—	56,250	(6)	$317,250
	8/7/2009	(3)	3,125	34,375		$5.41	8/7/2019	—		—

David J. Richter	5/4/2007	(3)	78,750	29,250		$17.15	5/4/2017	—		—
	8/14/2007	(2)	36,000	—		$13.96	8/14/2017	—		—
	3/14/2008	(5)	—	—		—	—	56,250	(6)	$317,250
	8/7/2009	(3)	2,083	22,917		$5.41	8/7/2019	—		—

Eric G. Rodli	7/14/2008	(4)	93,750	—	(7)	$7.11	7/14/2018	—		—
	8/7/2009	(3)	625	—	(7)	$5.41	8/7/2019	—		—

(1)	All grants of stock options to our Executives, as well as to other employees, are granted with exercise prices equal to the fair market value of our common stock on the respective grant dates. The fair market value is determined on the basis of the closing sales price on the Nasdaq Global Market for the date of grant. For a discussion of the determination of the fair market value of these grants, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Share-based Compensation” of our Annual Report on Form 10-K for the year ended December 31, 2009. We do not grant options at a discount to fair market value. We do not grant stock options with a so-called “reload” feature, nor do we loan funds to employees to enable them to exercise stock options. Our long-term performance ultimately determines the value of stock options, because gains from stock option exercises are entirely dependent on the long-term appreciation of our stock price.
(2)	This option was vested in full as of December 31, 2009.
(3)	1/48th of the total number of shares subject to this option grant vests each month over the 48 months following the grant date.
(4)	25% of the total number of shares subject to this executive’s award vests on the one-year anniversary of the applicable grant date with the remainder vesting over the following 36 months.
(5)	1/16th of the total number of shares subject to this restricted stock award vests quarterly over the four years following the grant date.
(6)	Represents shares underlying restricted stock units subject to vesting on a quarterly basis over four years following the grant date.
(7)	Upon termination of Mr. Rodli’s employment, in accordance with the provisions of our form Stock Option Agreement, the unvested options previously granted to Mr. Rodli ceased vesting.

OPTION EXERCISES AND STOCK VESTED

The following table provides information regarding the number of shares of common stock acquired and the value realized pursuant to the exercise of stock options, and all stock awards vested and the value realized pursuant to the vesting of stock awards, during 2009 by each of our executives.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2009

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise (1) ($) (c)	Number of Shares Acquired on Vesting (#) (d)		Value Realized on Vesting (2) ($) (e)
Kevin C. Hell	—	—	37,500		$190,594
Dan L. Halvorson	—	—	25,000		$127,063
David J. Richter	—	—	27,344	(3)	$139,497
Eric Rodli	—	—	—		$—

(1)	The value realized on exercise is equal to the difference between the option exercise price and the closing price of our common stock on the date of exercise, multiplied by the number of shares subject to the option, without taking into account any taxes that may be payable in connection with the transaction.
(2)	The value realized on vesting is equal to the closing price of our common stock on the vesting date multiplied by the number of shares vested on the vesting date, without taking into account any taxes that may be payable in connection with the transaction.
(3)	Includes shares of common stock which were originally acquired upon the exercise of stock options prior to the vesting date of such options that vested during 2009.

Pension Benefits

We do not sponsor any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not maintain any non-qualified defined contribution or deferred compensation plans.

DIRECTOR COMPENSATION

In October 2007, our Board of Directors adopted a compensation plan for our non-employee directors (the “2007 Board Compensation Plan”). Pursuant to the 2007 Board Compensation Plan, each member of our Board of Directors who was not our employee was entitled to receive the following cash compensation for board services, as applicable:

•	$25,000 per year for services as a board member;

•	$1,500 for each in-person board meeting attended and $750 for each telephonic board meeting attended;

•	$10,000 per year for services as chairperson of the Audit Committee;

•	$5,000 per year for services as chairperson of the Compensation Committee or Nominating and Corporate Governance Committee; and

•	$1,000 for each in-person committee meeting attended and $500 for each telephonic committee meeting attended.

In addition to the foregoing, from time to time we may establish temporary committees of our Board of Directors to provide oversight on select matters, topics and projects as may be determined by the Board of Directors. Depending on the circumstances, the members of these temporary committees may receive cash compensation in the form of one-time retainers for service as a committee member or chairperson, as well as per-meeting fees.

The 2007 Board Compensation Plan provided that each new non-employee director appointed to serve on our Board of Directors shall receive an initial option to purchase 30,000 shares of our common stock with an exercise price equal to the fair market value of our common stock on the date of grant. The 2007 Board Compensation Plan also provided that, commencing in 2008, each non-employee director was entitled to receive an annual stock option grant to purchase 15,000 shares of our common stock with an exercise price equal to the fair market value of our common stock on the date of grant. Each of these option grants vests over a four-year period, with 25% of the shares subject to the option vesting on the first anniversary of the date of grant and the remainder of the shares subject to the option vesting in a series of 36 successive equal monthly installments thereafter. Further, pursuant to the 2007 Board Compensation Plan, in the event of a change-in-control, each of our non-employee directors was entitled to receive vesting acceleration for all unvested equity awards held by them.

The following table summarizes compensation that our directors earned during the fiscal year 2009 for services as members of our Board of Directors pursuant to the 2007 Board Compensation Plan. In addition to paying the fees for director service described in the table below, we have reimbursed and will continue to reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of the Board of Directors and committees of the Board of Directors.

DIRECTOR COMPENSATION FOR 2009

Name (a)	Fees Earned or Paid in Cash (1) ($) (b)	Option Awards (2) ($) (d)		Total ($) (h)
James C. Brailean, Ph.D.	$42,000	$43,989	(3)	$85,989
Frank Creer	$50,500	$43,989	(3)	$94,489
Fred Gerson	$52,000	$43,989	(3)	$95,989
Christopher McGurk	$44,500	$43,989	(3)	$88,489
Jerry Murdock (5)	$37,000	$43,989	(3)	$80,989
Jerome Rota	$31,167	$43,989	(3)	$75,156
Alex Vieux (6)	$31,083	$87,978	(4)	$119,061

(1)	Amounts listed in this column consist of meeting attendance fees, annual retainers and, if applicable, committee chair retainers.
(2)	Amounts listed represent the aggregate fair value amount computed as of the grant date of each option in accordance with FASB ASC Topic 718. Previously we provided the dollar amount we recognized for financial statement reporting purposes during under SFAS No. 123R for outstanding options to purchase shares of common stock. Assumptions made for the purpose of computing those amounts are discussed in our Annual Report on Form 10-K for the years ended December 31, 2007 and 2008 in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Notes to Financial Statements under the heading “Share-based compensation” and in our Annual Report on Form 10-K for the year ended December 31, 2009 in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Notes to Financial Statements under the heading “Share-based compensation.” As of December 31, 2009, the aggregate number of shares of our common stock underlying outstanding options held by our directors (other than Mr. Hell, our Chief Executive Officer), were as follows: Dr. Brailean: 45,000; Mr. Creer: 30,000; Mr. Gerson: 50,000; Mr. McGurk: 80,000; Mr. Murdock: 15,000; Mr. Rota: 118,125 and Mr. Vieux: 30,000.
(3)	The grant date fair value of the option awards indicated was $43,989, as computed in accordance with FAS 123R. Assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the year ended December 31, 2009 in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Notes to Consolidated Financial Statements” under the heading “Share-based compensation.”
(4)	The grant date fair value of Mr. Vieux’s option award was $87,978, as computed in accordance with FAS 123R. Assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the year ended December 31, 2009 in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Notes to Consolidated Financial Statements” under the heading “Share-based compensation.”
(5)	Mr. Murdock resigned as a director effective December 31, 2009.
(6)	Mr. Vieux resigned as a director effective February 18, 2010.

In February 2010, based on information provided by Compensia, an independent compensation consultant, and pursuant to the recommendation of our Compensation Committee, our Board of Directors adopted an updated compensation plan for our non-employee directors (the “2010 Board Compensation Plan”). Pursuant to the 2010 Board Compensation Plan, each member of our Board of Directors who is not our employee is entitled to receive the following cash compensation for board services, as applicable:

•	$40,000 per year for services as a board member;

•

$1,000 for each in-person board meeting attended and $500 for each telephonic board meeting attended (these amounts become payable for in person and telephonic board meetings attended after the first nine board meetings attended each year);

•	$22,000 per year for services as chairperson of the Audit Committee;

•	$20,000 per year for services as chairperson of the Compensation Committee;

•	$12,000 per year for services as chairperson of the Nominating and Corporate Governance Committee;

•	$11,000 per year for services as a member of the Audit Committee;

•	$10,000 per year for services as a member of the Compensation Committee;

•	$6,000 per year for services as a member of the Nominating and Corporate Governance Committee; and

•

$1,000 for each in-person committee meeting attended and $500 for each telephonic committee meeting attended (these amounts become payable for Audit Committee meetings attended after the first eight in person or telephonic Audit Committee meetings attended each year, for Compensation Committee meetings attended after the first six in person or telephonic Compensation Committee meetings attended each year and for Nominating and Corporate Governance Committee meetings attended after the first three in person or telephonic Nominating and Corporate Governance Committee meetings attended each year).

The 2010 Board Compensation Plan provides that each new non-employee director appointed to serve on our Board of Directors shall receive an initial option to purchase 60,000 shares of our common stock in connection with the appointment to serve on our Board of Directors, with an exercise price equal to the fair market value of our common stock on the date of grant. The option grants to new directors vest over a four-year period, with the shares subject to the option vesting in a series of 48 successive equal monthly installments. The 2010 Board Compensation Plan also provides that each non-employee director is entitled to receive an annual stock option grant to purchase 30,000 shares of our common stock with an exercise price equal to the fair market value of our common stock on the date of grant. Each of the annual option grants vests over a one-year period, with the shares subject to the option vesting in a series of 12 successive equal monthly installments. Further, pursuant to the 2010 Board Compensation Plan, in the event of a change-in-control, each of our non-employee directors is entitled to receive vesting acceleration for all unvested equity awards held by them.

TRANSACTIONS WITH RELATED PERSONS

Pursuant to its charter, the Audit Committee is charged with reviewing and approving certain related-person transactions, including those that exceed certain dollar thresholds. In considering related-person transactions, the Audit Committee considers the relevant available facts and circumstances, including, but not limited to, (i) the risks, costs and benefits to us, (ii) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (iii) the terms of the transaction, (iv) the availability of other sources for comparable services or products and (v) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. In determining whether to approve, ratify or reject a related-person transaction, the Audit Committee evaluates whether or not, in light of known circumstances, the transaction is inconsistent with our best interests and those of our stockholders.

We have entered into indemnity agreements with certain officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines, settlements and any other amounts he or she may be required to pay in actions, suits or proceedings which he or she is or may be made a party to or threatened to be made a party by reason of his or her position as a director, officer or other agent of us, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.

Mr. Vashisht-Rota served as our employee from September 2001 through February 2009. From March 2007 to February 2008, Mr. Vashisht-Rota served as our Vice President of Media Experience and from February 2008 until February 2009 Mr. Vashisht-Rota served as our Vice President of Creative, Brand and Community. In February 2009, Mr. Vashisht-Rota resigned as our employee, but continues to serve on the Board of Directors. In 2009 we paid $153,974 to Mr. Vashisht-Rota in connection with his employment with us.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports and Notices of Internet Availability of Proxy Materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement or Notice of Internet Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are DivX stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker.

Direct any written requests to DivX, Inc., 4780 Eastgate Mall, San Diego, California 92121, Attn: Investor Relations Department or contact our Investor Relations Department at (858) 882-0610. Promptly upon receipt by us of such a request from a stockholder, a separate Notice of Internet Availability of Proxy Materials will be delivered to the requesting stockholder. Stockholders who currently receive multiple copies of the proxy statement or Notice of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at DivX’s 2010 Annual Meeting of Stockholders. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

David J. Richter Secretary

April 20, 2010

DIVX, INC.

2006 EQUITY INCENTIVE PLAN

APPROVED BY BOARD ON: SEPTEMBER 27, 2006

APPROVED BY STOCKHOLDERS: SEPTEMBER 27, 2006

TERMINATION DATE: SEPTEMBER 27, 2016

1. GENERAL.

(a) Eligible Award Recipients. The persons eligible to receive Awards are Employees, Directors and Consultants.

(b) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Awards, (iv) Restricted Stock Unit Awards, (v) Stock Appreciation Rights, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(c) General Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(a), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

2. ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; and (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate the time at which a Stock Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(v) To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, relating to Incentive Stock Options and certain nonqualified deferred compensation under 409A of the Code and/or to bring the Plan or Stock Awards granted under the Plan into compliance therewith, subject to the limitations, if any, of applicable law. However, except as provided in Section 9(a) relating to Capitalization Adjustments, stockholder approval shall be required for any amendment of the Plan that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to receive Awards under the Plan, (iii) materially increases the benefits accruing under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of Awards available for issuance under the Plan, but in each of (i) to (v) only to the extent required by applicable law or listing requirements. Except as provided above, rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (i) Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (ii) Section 422 of the Code regarding Incentive Stock Options or (iii) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that, the rights under any Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent if necessary to maintain the qualified status of the Award as an Incentive Stock Option or to bring the Award into compliance with Code Section 409A and the related guidance thereunder.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(xi) To effect, at any time and from time to time, with the consent of any adversely affected Optionholder, (1) the reduction of the exercise price of any outstanding Option under the Plan, (2) the cancellation of any outstanding Option under the Plan and the grant in substitution therefor of (A) a new Option under the Plan or another equity plan of the Company covering the same or a different number of shares of Common Stock, (B) a Restricted Stock Award (including a stock bonus), (C) a Stock Appreciation Right, (D) Restricted Stock Unit, (E) an Other Stock Award, (F) cash and/or (G) other valuable consideration (as determined by the Board, in its sole discretion), or (3) any other action that is treated as a repricing under generally accepted accounting principles.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance. In the sole discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may (A) delegate to a Committee of Directors who need not be Outside Directors the authority to grant Awards to eligible persons who are either (I) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (II) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (B) delegate to a Committee of Directors who need not be Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d) Delegation to an Officer. The Board may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options (and, to the extent permitted by Delaware law, other Stock Awards) and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding anything to the contrary in this Section 2(d), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 13(v) below.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

3. SHARES SUBJECT TO THE PLAN.

(a) Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the number of shares of Common Stock that may be issued pursuant to Stock Awards (some or all of which may be Incentive Stock Options) shall not exceed, in the aggregate, eleven million eight hundred thousand (11,800,000) (such number to be adjusted to give effect to any forward or reverse split of the Common Stock that may be implemented in connection with the Company’s initial public offering). In addition, the share reserve under this Plan shall be increased from time to time by such number of shares of Common Stock as is equal to the number of shares of Common Stock that: (A) are issuable pursuant to options or stock award agreements outstanding under the Company’s 2000 Stock Option Plan (the “2000 Plan”) as of the Effective Date; and (B) but for the termination of the 2000 Plan as of the Effective Date, would otherwise have reverted to the share reserve of the 2000 Plan pursuant to subsection 4.1 thereof. Further, the number of shares of Common Stock available for issuance under Stock Awards (some or all of which may be Incentive Stock Options) pursuant to the Plan shall automatically increase on January 1st of each year commencing in 2007 and ending on (and including) January 1, 2016, in an amount equal to the lesser of (i) five percent (5%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year, or (ii) 10,000,000 (such number to be adjusted to give effect to any forward or reverse split of the Common Stock that may be implemented in connection with the Company’s initial public offering) shares of Common Stock. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year, to provide that there shall be no increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year shall be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. For clarity, the limitation in this Section 3(a) is a limitation in the number of shares of the Company’s common stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASD Rule 4350(i)(1)(A)(iii) or, if applicable, NYSE Listed Company Manual Section 303A.08, or AMEX Company Guide Section 711 and such issuance shall not reduce the number of shares available for issuance under the Plan.

(b) If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the participant, then the shares which are forfeited or repurchased shall revert to and again become available for issuance under the Plan. In addition, any shares reacquired by the Company pursuant to Section 8(g) or as consideration for the exercise of an Option shall again become available for Stock Awards under the Plan (including awards of Incentive Stock Options), provided that the total number of shares of Common Stock issued pursuant to the exercise of Incentive Stock Options over the term of the Plan shall not exceed the aggregate share reserve set forth in Section 3(a), as adjusted for Capitalization Adjustments and the annual increases described in Section 3(a). If a Stock Award (i) expires or otherwise terminates without having been exercised in full or (ii) is settled in cash (i.e., the holder of the Stock Award receives cash rather than stock), the shares not issued under such Stock Award shall remain available for issuance under the Plan, and such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of the Company’s common stock that may be issued pursuant to the Plan.

(c) Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Employee shall be eligible to be granted during any calendar year Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Stock Award is granted covering more than 10,000,000 shares of Common Stock.

(d) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued Common Stock or reacquired shares of Common Stock, including shares repurchased by the Company.

4. ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a parent corporation or subsidiary corporation (as such terms are defined in Code Sections 424(e) and (f)). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Consultants. A Consultant shall be eligible for the grant of a Stock Award only if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is available to register either the offer or the sale of the Company’s securities to such Consultant.

5. OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall conform to (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Option Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code (whether or not such options are Incentive Stock Options).

(c) Consideration. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 6(c) are:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise” as provided in this subsection (iv), (B) shares are delivered to the Participant as a result of such exercise, and/or (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(d) Transferability of Options. The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

(i) Restrictions on Transfer. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder; provided, however, that the Board may, in its sole discretion, permit transfer of the Option in a manner that is not prohibited by applicable tax and/or securities laws upon the Optionholder’s request.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order, provided, however, that an Incentive Stock Option may be deemed to be a Nonqualified Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(e) Vesting Generally. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 5(e) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(f) Termination of Continuous Service. Except as otherwise provided in the applicable Option Agreement or any other written agreement between the Optionholder and the Company, in the event that an Optionholder’s Continuous Service terminates (other than for Cause or upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(g) Extension of Termination Date. An Optionholder’s Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than for Cause or upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.

(h) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(i) Death of Optionholder. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(j) Termination for Cause. Except as explicitly provided otherwise in an Optionholder’s Option Agreement or any other written agreement between the Optionholder and the Company, in the event that an Optionholder’s Continuous Service is terminated for Cause, the Option shall terminate upon the termination date of such Optionholder’s Continuous Service, and the Optionholder shall be prohibited from exercising his or her Option from and after the time of such termination of Continuous Service.

(k) Non-Exempt Employees. No Option granted to an Employee that is a non-exempt employee for purposes of the Fair Labor Standards Act shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

6. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical, provided, however, that each Restricted Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) past or future services actually or to be rendered to the Company or an Affiliate, or (B) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition or a repurchase right, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical, provided, however, that each Restricted Stock Unit Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(vii) Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Restricted Stock Unit Award granted under the Plan that is not exempt from the requirements of Section 409A of the Code shall incorporate terms and conditions necessary to avoid the consequences described in Section 409A(a)(1) of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Restricted Stock Unit Award Agreement evidencing such Restricted Stock Unit Award.

(c) Stock Appreciation Rights. Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Stock Appreciation Rights may be granted as stand-alone Stock Awards or in tandem with other Stock Awards. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Term. No Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Stock Appreciation Right Agreement.

(ii) Strike Price. Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The strike price of each Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock equivalents subject to the Stock Appreciation Right on the date of grant.

(iii) Calculation of Appreciation. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price.

(iv) Vesting. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.

(v) Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vi) Payment. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vii) Termination of Continuous Service. In the event that a Participant’s Continuous Service terminates other than for Cause, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (A) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (B) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

(viii) Termination for Cause. Except as explicitly provided otherwise in an Participant’s Stock Appreciation Right Agreement, in the event that a Participant’s Continuous Service is terminated for Cause, the Stock Appreciation Right shall terminate upon the termination date of such Participant’s Continuous Service, and the Participant shall be prohibited from exercising his or her Stock Appreciation Right from and after the time of such termination of Continuous Service.

(ix) Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Stock Appreciation Rights granted under the Plan that are not exempt from the requirements of Section 409A of the Code shall incorporate terms and conditions necessary to avoid the consequences described in Section 409A(a)(1) of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(d) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award that may be granted, may vest, or may be exercised based upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The number of shares that may be granted to any Participant in any calendar year attributable to Stock Awards described in this Section 6(d)(i) shall not exceed 10,000,000 shares of Common Stock. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award that may be granted upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum value that may be granted to any Participant in any calendar year attributable to cash awards described in this Section 6(d)(ii) shall not exceed $10 million dollars. The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Cash Award to be deferred to a specified date or event. The Committee may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that Common Stock authorized under this Plan may be used in payment of Performance Cash Awards, including additional shares in excess of the Performance Cash Award as an inducement to hold shares of Common Stock.

(e) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7. COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

(c) No Obligation to Notify. The Company shall have no duty or obligation to any holder of a Stock Award to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

8. MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

(c) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until (i) such Participant has validly exercised the Stock Award pursuant to its terms and (ii) the issuance of the Common Stock pursuant to such exercise has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or in connection with any Award granted pursuant to the Plan shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(f) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (x) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (y) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g) Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; or (iv) by such other method as may be set forth in the Award Agreement.

(h) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

(i) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee. The Board is authorized to make deferrals of Stock Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of employment or retirement, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j) Compliance with 409A. To the extent that the Board determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences described in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Board determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Board may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (1) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (2) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

9. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 3(d) and 6(d)(i), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in a Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the holder of the Stock Award.

(i) Stock Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 2.

(ii) Stock Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards in accordance with subsection (i) above, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction).

(iii) Stock Awards Held by Persons other than Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards in accordance with subsections (i) or (ii) above, respectively, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated and such Stock Awards (other than a Stock Award consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(iv) Payment for Stock Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of any such Stock Award that is not exercised prior to such effective time will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (A) the value of the property the holder of the Stock Award would have received upon the exercise of the Stock Award, over (B) any exercise price payable by such holder in connection with such exercise.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

10. TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. Unless sooner terminated by the Board pursuant to Section 2, the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

11. EFFECTIVE DATE OF PLAN.

This Plan shall become effective on the Effective Date.

12. CHOICE OF LAW.

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

13. DEFINITIONS.

As used in the Plan, the definitions contained in this Section 13 shall apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Award” means a Stock Award or a Performance Cash Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” means with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated by reason of dismissal without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(e) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company. Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.

(f) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;

(iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v) individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; (provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board).

For the avoidance of doubt, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

The Board may, in its sole discretion and without Participant consent, amend the definition of “Change in Control” to conform to the definition of “Change of Control” under Section 409A of the Code, as amended, and the Treasury Department or Internal Revenue Service Regulations or Guidance issued thereunder.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(i) “Common Stock” means the common stock of the Company.

(j) “Company” means DivX, Inc., a Delaware corporation.

(k) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(l) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an employee of the Company to a Consultant (whether to the Company or to an Affiliate) or to a Director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(m) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(n) “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code and the regulations promulgated thereunder.

(o) “Director” means a member of the Board.

(p) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) and 409A(a)(2)(c)(i) of the Code.

(q) “Effective Date” means the day immediately following the closing date of the initial underwritten public offering of the Common Stock.

(r) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(s) “Entity” means a corporation, partnership, limited liability company or other entity.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(v) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

(w) “Incentive Stock Option” means an Option that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(x) “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a Consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(y) “Nonstatutory Stock Option” means any Option that does not qualify as an Incentive Stock Option.

(z) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(aa) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(bb) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(cc) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if permitted under the terms of this Plan, such other person who holds an outstanding Option.

(dd) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(ee) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ff) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(gg) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(hh) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(ii) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(d)(ii).

(jj) “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre-tax profit; (xiv) operating cash flow; (xv) sales or revenue targets; (xvi) increases in revenue or product revenue; (xvii) expenses and cost reduction goals; (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash flow; (xxii) cash flow per share; (xxiii) share price performance; (xxiv) debt reduction; (xxv) implementation or completion of projects or processes; (xxvi) customer satisfaction; (xxvii); stockholders’ equity; and (xxviii) other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(kk) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the satisfaction of the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. At the time of the grant of any Award, the Board is authorized to determine whether, when calculating the attainment of Performance Goals for a Performance Period: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.

(ll) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(mm) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(d)(i).

(nn) “Plan” means this DivX, Inc. 2006 Equity Incentive Plan.

(oo) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(pp) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(qq) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(rr) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(ss) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(tt) “Securities Act” means the Securities Act of 1933, as amended.

(uu) “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 6(c).

(vv) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(ww) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(xx) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(yy) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital) of more than fifty percent (50%).

(zz) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

DivX® DIVX, INC. 4780 EASTGATE MALL SAN DIEGO, CA 92121

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by DivX, Inc. in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M24598-P90708	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

DIVX, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends that you vote FOR the following:
	☐	☐	☐
1. Election of Directors
Nominees:
01) Christopher McGurk
02) James C. Brailean

The Board of Directors recommends you vote FOR the following proposals					For	Against	Abstain

2.   To ratify the selection by the Audit Committee of DivX, Inc.’s (“DivX”) Board of Directors of Ernst & Young LLP as DivX’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

					☐	☐	☐

					For	Against	Abstain

3.   To reapprove the Internal Revenue Code Section 162(m) performance criteria and award limits of the DivX, Inc. 2006 Equity Incentive Plan to permit DivX to continue to grant awards to DivX’s key officers that qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

					☐	☐	☐
NOTE In their discretion, proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.
For address change/comments, mark here. (see reverse for instructions)			☐
		Yes ☐	No ☐

NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name. by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

DIVX, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS June 11, 2010

The undersigned stockholder(s) of DivX, Inc. hereby appoints Kevin C. Hell and Dan L. Halvorson, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of DivX, Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders* to be held at 10:00 a.m., Pacific Time on June 11, 2010, in the Deutz Room at the Institute of the Americas, University of California, San Diego Campus, 10111 North Torrey Pines Road, La Jolla, CA 92037, and any adjournment or postponement thereof, and grants to each of them discretionary authority as to any and all other matters that may properly come before the meeting. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR the election of the nominees for director in Proposal 1, FOR the approval of Proposal 2 and FOR the approval of Proposal 3. If any other matters properly come before the meeting, or if cumulative voting is required, the persons named in this proxy will vote in their discretion.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address changes/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE